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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EnergySolutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2012

Annual Meeting

and

Proxy Statement

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

April 13, 2012

Dear Stockholder,

You are invited to attend the 2012 Annual Meeting of Stockholders to be held at 1:30 p.m. local time on Wednesday, May 23, 2012 at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666. The Annual Meeting will begin with discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and discussion on other business matters properly brought before the meeting. Following the Annual Meeting's formal proceedings, management will report on EnergySolutions, Inc.'s performance during 2011.

We are pleased to furnish our proxy materials to our stockholders over the Internet, as permitted by Securities and Exchange Commission rules. We believe this process will enable us to provide you with a convenient way to access our proxy materials, while reducing the costs and environmental impact of our Annual Meeting. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by Internet, mail or telephone as described in the Notice of Internet Availability of Proxy Materials or your proxy card. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically via e-mail, and we encourage you to do so. If you have received a paper copy of the proxy materials and choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the card in the enclosed pre-addressed reply envelope. Your cooperation will be appreciated.

Cordially,

Val John Christensen President and Chief Executive Officer

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

Notice of Annual Meeting of Stockholders
To Be Held On May 23, 2012

To the Stockholders of EnergySolutions, Inc.:

The 2012 Annual Meeting of Stockholders (the "Annual Meeting") of EnergySolutions, Inc. will be held at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, on May 23, 2012, at 1:30 p.m. local time, for the following purposes:

  1.
  To elect directors for the ensuing year;

  2.
  To conduct a non-binding vote to ratify the action of the Audit Committee of the Board of Directors in appointing Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year;

  3.
  To conduct a non-binding advisory vote to approve the compensation of the Company's named executive officers; and

  4.
  To consider such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends a vote "FOR" the election of the director nominees named in the accompanying Proxy Statement and a vote "FOR" proposals 2 and 3. You are entitled to vote at the Annual Meeting only if you were an EnergySolutions, Inc. stockholder as of the close of business on March 30, 2012. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting, and for a period of ten (10) days prior to the Annual Meeting at our principal offices located at 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

David G. Angerbauer Corporate Secretary

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the Annual Meeting will be required to present both proof of ownership of EnergySolutions, Inc. Common Stock and valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other holder of record, you will need a recent brokerage statement or letter from a bank reflecting stock ownership as of the record date. If you do not have both proof of ownership of EnergySolutions, Inc. stock and valid picture identification, you may not be admitted to the Annual Meeting.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2012:

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2012 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.proxyvote.com.

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2012

GENERAL

The Board of Directors (the "Board of Directors" or the "Board") of EnergySolutions, Inc., a Delaware corporation ("EnergySolutions," the "Company," "we," "us" or "our"), solicits your proxy for the 2012 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 1:30 p.m. local time on May 23, 2012 at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, and any adjournment or postponement thereof, for the purposes set forth herein and in the accompany Notice of Annual Meeting of Stockholders.

DELIVERY OF PROXY MATERIALS

We are taking advantage of a Securities and Exchange Commission (the "SEC") rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. On or about April 13, 2012, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 30, 2012. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, will deliver paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters described in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). In addition, following the Annual Meeting's formal proceedings, our management will report on the Company's performance during fiscal year 2011 and respond to questions from stockholders.

What is included in the proxy materials?

The proxy materials include the Notice and this Proxy Statement. If you requested a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Accompanying these proxy materials is our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Annual Report"). Stockholders are referred to the 2011 Annual Report for financial and other information about our activities. The 2011 Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

 What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Val J. Christensen, our President and Chief Executive Officer, and David G. Angerbauer, our Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, will serve as proxies for the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that the regulations of the SEC require us to give you when we ask that you designate Val J. Christensen and David G. Angerbauer each as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about the Board and the Company's executive officers.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card (as applicable) contains instructions on how to:

  •
  view our proxy materials for the Annual Meeting on the Internet; and

  •
  instruct us to send our future proxy materials to you electronically by e-mail.

If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

  1.
  Election of nine directors named in this Proxy Statement to hold office for a term of one year.

  2.
  Non-binding vote to ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

  3.
  Non-binding advisory vote to approve the compensation of the Company's named executive officers.

What if another matter is brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

  •
  "FOR" the election of each of the nine directors named in this Proxy Statement to hold office for a term of one year;

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year; and

  •
  "FOR" the approval of the compensation awarded to the named executive officers, as set forth in this Proxy Statement.

Who can vote at the Annual Meeting?

If you were a holder of EnergySolutions, Inc. common stock (the "Common Stock") either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on March 30, 2012 (the "Record Date"), you may vote your shares at the Annual Meeting. As of the Record Date, there were 89,178,664 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a "stockholder of record"?

If, on March 30, 2012, your shares were registered directly in your name with the Company's transfer agent, ComputerShare, then you are a "stockholder of record." As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote via Internet, telephone or by marking, dating, signing and returning a proxy card.

What does it mean to beneficially own shares in "street name"?

If, on March 30, 2012, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as a "broker"), then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count abstentions and broker non-votes. Any shares represented by proxies that are marked to "Abstain" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes "For" or "Against" a director nominee or other proposals. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.

A "broker non-vote" occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. The only routine matter in this Proxy Statement is Proposal Two: the ratification of the independent registered public accounting firm. All other matters in this Proxy Statement are non-routine matters (Proposal One: the election of directors and Proposal Three: the non-binding advisory vote to approve the compensation of named executive officers). Therefore, if the Company receives a proxy card with a broker non-vote, your proxy will be voted FOR Proposal Two and it will not be included in determining the number of votes cast FOR or AGAINST Proposals One and Three.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Directors

In the election of directors, directors are elected by a plurality of the votes, which means that the nine director nominees receiving the highest number of "FOR" votes will be elected. Neither a vote to abstain nor a broker non-vote will count as a vote cast "FOR" or "AGAINST" a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal Two—Ratification of Appointment of Ernst & Young LLP

The proposal to ratify, on a non-binding basis, the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be treated as a vote cast, and will have the same effect as a vote "AGAINST" this proposal.

Proposal Three—Non-binding Advisory Vote to Approve Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation awarded to named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Broker non-votes will not count as a vote cast "FOR" or "AGAINST" this proposal, and will have no direct effect on the outcome of this proposal. Abstentions will be treated as a vote cast, and will have the same effect as a vote "AGAINST" this proposal.

How do I vote my shares of EnergySolutions, Inc. Common Stock?

If you are a stockholder of record, you can vote in the following ways:

  •
  By Internet:  You may submit a proxy electronically on the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a days and will close at 11:59 p.m. Eastern Daylight Time on May 22, 2012.

  •
  By Telephone:  If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 22, 2012.

  •
  By Mail:  If you request paper copies of the proxy materials by mail, you may indicate your vote by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to commencement of the Annual Meeting.

  •
  In Person:  You may vote in person at the Annual Meeting if you satisfy the admission requirements to the Annual Meeting, as described in the Notice. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:    if your shares are held in street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee or other agent. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

  •
  filing a written statement to that effect with our Corporate Secretary, before the taking of the vote at the Annual Meeting;

  •
  voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on May 22, 2012;

  •
  attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting in and of itself, will not constitute a revocation of a proxy); or

  •
  submitting a properly signed proxy card with a later date that is received at or prior to commencement of the Annual Meeting.

The written statement or subsequent proxy should be delivered to EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, Attention: Corporate Secretary or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

Who will pay for the cost of soliciting proxies?

The Company pays the cost of preparing, printing, and, where applicable, mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their reasonable costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile, e-mail, in person or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation.

How can I contact the Company's transfer agent?

You may contact our transfer agent by either writing ComputerShare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940, or by telephoning 866-298-8535 or 781-575-2879.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy of the Form 8-K by visiting our website or contacting EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101 or by sending an e-mail to ir@energysolutions.com.

PROPOSAL ONE—ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. The nine nominees for election as directors are set forth below, and all are current Company directors. All of the nominees have indicated their willingness to serve, and have consented to be named in this Proxy Statement, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy. We are not aware of any reason why any nominee would be unable to serve as a director.

Nominees for Director, Director Qualifications and Biographical Information

With respect to the Board's slate of director nominees, the skills, qualifications and experiences that led the Board to conclude that they should serve as directors are described in their biographies below:

Steven R. Rogel.    Mr. Rogel, 69, has served on the Board since September 2009 and was appointed Chairman in February 2010. In 1999, he was elected Chairman of the Board of Weyerhaeuser Company (NYSE: WY), a company that grows and harvests trees, builds homes and manufactures forest products globally, and was President, Chief Executive Officer and a director thereof from December 1997 to January 1, 2008 when he relinquished the role of President. He relinquished the Chief Executive Officer role in April 2008 and retired as Chairman as of April 2009. Before joining Weyerhaeuser Company, Mr. Rogel was Chief Executive Officer, President and a director of Willamette Industries, Inc., a lumber and paper company purchased by Weyerhaeuser Company in 2002. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and before that time, as an Executive and Group Vice President for more than five years. Mr. Rogel is a director of Union Pacific Corporation (NYSE: UNP), a rail transportation service company, where he is the lead independent director and a member of the Corporate Governance and Compensation Committees. He is a director of the Kroger Company (NYSE: KR), a food retailer, where he is a member of the Corporate Governance and Financial Policy Committees and was the former lead director. Mr. Rogel received his Bachelor of Science degree in Chemical Engineering from the University of Washington.

The qualifications of Mr. Rogel identified by the Board include the following: Mr. Rogel has significant executive management, business and corporate governance experience as a result of his years of service in top executive positions with Weyerhauser Company and Willamette Industries, Inc., as well as his service on other corporate boards. The Board has determined that Mr. Rogel qualifies as an independent director and he acts as the Company's lead independent director.

Val J. Christensen.    Mr. Christensen, 59, has served as our Chief Executive Officer and as a member of the Board since February 2010 and our President since December 2008. Prior to his appointment as President, Mr. Christensen served as Executive Vice President, General Counsel and Corporate Secretary from May 2006 to December 2008. From 1989 to 2006, Mr. Christensen served in various executive positions at Franklin Covey Co. (NYSE: FC), a global consulting and training company, eventually as Executive Vice President, General Counsel and Secretary and as a director. Prior to that, he was a partner at the law firm LeBoeuf, Lamb, Leiby & MacRae, where he handled commercial litigation and general business matters in the firm's Salt Lake City office from 1986 to 1989. Mr. Christensen is a director of Dynatronics, Inc. (NASDAQ: DYNT), a manufacturer and distributor of physical medicine and aesthetic products. He received a Bachelor of Arts degree and a Juris Doctor degree from Brigham Young University.

The qualifications of Mr. Christensen identified by the Board include the following: Mr. Christensen has extensive knowledge of the Company's unique challenges, regulatory environment and history as a result of being an executive officer of the Company since 2006. Mr. Christensen also has executive management experience and valuable relationships with key government representatives and influential local and national industry and government leaders.

J. Barnie Beasley, Jr.    Mr. Beasley, 60, has served on the Board since October 2008, when he retired as Chairman, President and Chief Executive Officer of Southern Nuclear Operating Company, a subsidiary of Southern Company (NYSE: SO) that provides electricity in the southeastern United States. He served as its President and Chief Executive Officer since September 2004 and Chairman since June 2005. Mr. Beasley's career with Southern Nuclear Operating Company began in 1997, where he served as a Vice President and later as Executive Vice President and Chief Nuclear Officer. Prior to Southern Nuclear Operating Company, Mr. Beasley spent 27 years in various roles with Georgia Power Company, including 5 years as Plant General Manager at the Vogtle Nuclear Generating Station. He has held a Senior Reactor Operator's license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia as an Electrical Engineer. He is a member of both the Georgia Society and the National Society of Professional Engineers. From January 2007 to January 2011, Mr. Beasley served as a member of the National Nuclear Accrediting Board, which is responsible for accrediting nuclear power plant training programs. Since April 2011, Mr. Beasley has served as an independent nuclear safety and operations expert to the Board of Directors of the Tennessee Valley Authority, a large electric utility servicing portions of several states in the southeastern United States. He previously served on the Board of Directors and several committees of the Nuclear Energy Institute, including the Executive Committee and the Organization and Compensation Committee. Additionally, he served on the Board of Directors and Audit Committee of the Foundation for Nuclear Studies, a Washington, D.C. based organization that seeks to promote sound national policy on the use and development of nuclear technologies. Mr. Beasley also previously served as a director of Southeastern Electric Exchange, a non-profit, non-political trade association of investor-owned electric utility companies, as a director of Junior Achievement of Greater Birmingham, and on the advisory board of INROADS/Birmingham, a program that prepares talented minority youth for corporate and community leadership. Mr. Beasley currently serves on the University of Georgia Engineering Advisory Board and has previously served as its Chairman. Mr. Beasley graduated from the University of Georgia with a Bachelor of Science degree in Engineering.

The qualifications of Mr. Beasley identified by the Board include the following: Mr. Beasley has decades of experience in the nuclear and power industries, including high level executive management and business oversight experience. Mr. Beasley also has education and experience in the engineering fields and experience on boards and committees in the nuclear industry. Mr. Beasley has cultivated strong relationships with U.S. industry leaders and is experienced in communicating and working with U.S. federal government and state representatives and administrators. The Board has determined that Mr. Beasley qualifies as an independent director.

Dr. Pascal Colombani.    Dr. Colombani, 66, has served on the Board since June 2009. Dr. Colombani is a member of the French Academy of Technology and has been a senior advisor for high technology and energy at A.T. Kearney Paris, a private global management consulting company, since 2003. He also serves as the non-executive chairman of Valeo SA (Paris: FR), a company that designs, produces and sells automobile components globally, as a non-executive director of Alstom SA (Paris: ALO), a company that develops innovative transport and energy technology, and as a non-executive director of Technip SA (Paris: TECNV), a global engineering, technology and project management company for the oil and gas industry. Dr. Colombani has held a number of positions in the nuclear energy sector, including Chairman and Chief Executive Officer of the French Atomic Energy Commission (CEA), Chairman of the Supervisory Board of Areva

(Paris: CEI), a global supplier of carbon-free electric power, non-executive director of Électricité de France ("EDF") (Paris: EDF), a nuclear utility company that provides electricity in Europe, North and South America, Asia, the Middle East and Africa, and non-executive director of EDF's subsidiary British Energy plc, a utility company that owns nuclear power stations in the United Kingdom.. Dr. Colombani also served as a non-executive director of Rhodia SA (Paris: RHA), a global chemical manufacturing company. Previously he had an industrial career with Schlumberger Limited (NYSE: SLB), an oilfield services provider in Europe, the United States, Japan and China. Dr. Colombani graduated from École Normale Supérieure at Saint-Cloud in France, holds a Ph.D. in nuclear physics from the University of Paris Sud and performed post-doctoral work in France and California.

The qualifications of Dr. Colombani identified by the Board include the following: Dr. Colombani has extensive international energy industry experience as a result of his work with Schlumberger Limited, A.T. Kearney Paris, and as a member of the French Academy of Technology. Dr. Colombani has important government experience and relationships, particularly in light of his service as Chairman and Chief Executive Officer of the French Atomic Energy Commission from January 2000 to December 2002. Dr. Colombani also has a doctorate and post-doctoral experience in nuclear science and corporate management perspective and experience gained from years of service on other international boards of directors and in various advisory positions. The Board has determined that Dr. Colombani qualifies as an independent director.

J.I. "Chip" Everest, II.    Mr. Everest, 55, has served on the Board since July 2007. From July 2007 through February 2009, Mr. Everest held the office of Vice Chairman of the Company. Prior to that, Mr. Everest served as our Executive Vice President and Chief Financial Officer from 2005 until July 2007. From 1989 to 1992, Mr. Everest was the Director of Finance and Corporate Development at USPCI, a Union Pacific Corporation hazardous waste company. He became Vice President, Finance at ECDC Environmental in 1992 after its acquisition by USPCI and Laidlaw Environmental. In 1997, Mr. Everest co-founded ISG Resources, Inc., a provider of coal combustion products management and marketing services to the electric power industry, after acquiring JTM Industries from Laidlaw. In 2002, Headwaters Incorporated (NYSE: HW), a global company providing products, technologies and services in the building products, construction material and energy industries, acquired ISG and Mr. Everest became the Vice President of Corporate Development and Treasurer of Headwaters Incorporated. In 2003, Mr. Everest co-founded Western Pacific Group, a small private equity fund focused on making long-term investments in a wide cross section of companies and real estate. Mr. Everest is a member of the British North American Committee of the Atlantic Council. Mr. Everest holds a Bachelor of Arts degree from Southern Methodist University and a Masters of Business Administration degree from the University of Texas.

The qualifications of Mr. Everest identified by the Board include the following: Mr. Everest has extensive knowledge of the Company's unique challenges, regulatory environment and history as a result of being an executive officer of the Company from 2005 through February 2009. Mr. Everest also has extensive management experience at companies in related industries, such as USPCI, ISG Resources, Inc. and Headwaters Incorporated, as well as finance and private equity experience. Mr. Everest also has valuable relationships with key government representatives and influential local and national industry and government leaders. The Board has determined that Mr. Everest qualifies as an independent director.

David J. Lockwood.    Mr. Lockwood, 52, has served on the Board since November 2010. Mr. Lockwood has been a partner of ValueAct Capital, an investment management firm, since 2007. Prior to that, Mr. Lockwood was Chairman and Chief Executive Officer of Liberate Technologies (NYSE: LBRT), a provider of software to digital media companies, from 2003 to 2006. From 2001 to 2003, Mr. Lockwood was Chief Executive Officer and President of Intertrust (NYSE: ITRU), a company that develops software for digital rights management and licenses intellectual property. Mr. Lockwood has also held a number of positions in the financial services industry, including

Managing Director at Goldman Sachs. Mr. Lockwood served as a member of the Board of Directors of BigBand Networks, Inc. (formerly NYSE: BBND), a leader in digital video networking, from July 2010 until its acquisition by ARRIS Group, Inc. in November 2011 and currently serves as a director of Steinway Musical Instruments, Inc. (NYSE: LVB), a manufacturer of musical instruments. He is also a lecturer at the Stanford Graduate School of Business. Mr. Lockwood holds a Bachelor of Arts degree from Miami University (Ohio) and a Masters of Business Administration degree from the Graduate School of Business of the University of Chicago.

The qualifications of Mr. Lockwood identified by the Board include the following: Mr. Lockwood has significant financial, executive management, business and corporate governance experience as a result of his years of experience as an investment manager, investment banking executive and Chief Executive Officer of two public technology companies. Mr. Lockwood also has significant board experience and has lectured in investing and corporate governance at the Stanford Graduate School of Business. The Board has determined that Mr. Lockwood qualifies as an independent director.

Clare Spottiswoode, CBE.    Ms. Spottiswoode, 58, has served on the Board since July 2009. Ms. Spottiswoode was appointed as Chair of EnergySolutions EU Limited, a subsidiary of the Company, in January 2010. Since 2001, she has held a number of non-executive directorships, including Deputy Chair of British Energy, a utility company that owns nuclear power stations, from 2001 to 2007; Deputy Chair of Bergesen Worldwide Gas, a gas and shipping company, from 2005 to 2009; and director of Tullow Oil plc (LSE: TLW), an oil and gas exploration and production company, from 2002 to 2011. Currently, Ms. Spottiswoode is a non-executive director of Ilika, plc, a research and development company, a non-executive director of G4S plc (formerly Group 4 Securior) (LSE: GFS), a global security services company, a non-executive director of Enquest plc (LSE: ENQ), an oil and gas development and production company, and Chairman of Energetix Group plc (listed on the AIM sub-market of the LSE (LSE: EGX)), an alternative energy products company. Ms. Spottiswoode served as Director General of the Office of Gas Supply, the regulator of the gas industry in the United Kingdom from 1993 to 1998. From November 2006 to December 2009, she served as the first policyholder advocate representing the interests of one million policyholders in Norwich Union's (a subsidiary of Aviva plc (NYSE: AV)) proposed reattribution of inherited estates. From June 2010 to September 2011, Ms. Spottiswoode served as a commissioner on the five-member Independent Commission on Banking which was established to consider structural and related non-structural reforms to the United Kingdom banking sector to promote financial stability and competition. During her career, she has also acted as an economist at HM Treasury, the United Kingdom's economic and finance ministry responsible for formulating and implementing the government's financial and economic policy, lectured at London Business School, and set up and managed private business interests. Ms Spottiswoode holds a Master of Philosophy degree in Economics from Yale University and a Master of Arts degree in Mathematics and Economics from Cambridge University.

The qualifications of Ms. Spottiswoode identified by the Board include the following: Ms. Spottiswoode has significant executive management, regulatory, corporate governance and board level experience in related industries in the United Kingdom, a strategically important area for significant operations of the Company. Ms. Spottiswoode also has strong relationships with influential government, academic and industry leaders in the United Kingdom.

Robert A. Whitman.    Mr. Whitman, 58, has served on the Board since July 2008. Mr. Whitman has been a director of Franklin Covey Co. (NYSE: FC), a global consulting and training company, since May 1997 and has served as Chairman of its Board of Directors since June 1999 and Chief Executive Officer since January 2000. Mr. Whitman served as a director of Covey Leadership Center from 1994 to 1997. Prior to joining the Franklin Covey Co., Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group, a private equity investment firm focused in the lodging and senior housing industries. During his tenure at The Hampstead Group, Mr. Whitman served as a director of Bristol Hotels and Resorts, Inc. (formerly NYSE) from 1998 to 2000, as a director and Vice-Chairman of the Board of Directors of Bristol Hotel Corporation (formerly NYSE) from 1994 to 1996, as a director of the Wyndham Hotel Corporation (now Wyndham Worldwide Corporation (NYSE: WYN)) from 1996 to 1998, and as Chairman and Chief Executive Officer of Forum Group, Inc., (formerly NASDAQ) an owner/operator of senior living facilities, from 1993 to 1996. Prior to that time, Mr. Whitman was a Senior Partner and member of both the Board of Directors and Executive Committee for the Trammell Crow Group, a real estate development and investment firm. While at Trammell Crow, he served as Co-Managing Partner and Co-Chief Executive Officer of Trammell Crow Interests (the hotel development, management, hospitals and other medical operations and international development unit of Trammel Crow Company), Chief Financial Officer of Trammell Crow Group and Trammell Crow Company, and Managing Partner and Chief Executive Officer of Trammell Crow Ventures (the real estate investment, banking and investment management unit of Trammell Crow Company). Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and a Masters of Business Administration degree from Harvard Business School.

The qualifications of Mr. Whitman identified by the Board include the following: Mr. Whitman has strong executive management, accounting and business skills arising from his extensive experience in executive and board level positions with Franklin Covey Co. and other public and private companies, and his related educational background. The Board has determined that Mr. Whitman qualifies as an independent director.

David B. Winder.    Mr. Winder, 73, has served on the Board since our initial public offering in November 2007. Mr. Winder was a certified public accountant with KPMG LLP, as an employee from 1963 to 1972 and as a partner from 1972 until his retirement in 1997. Since his retirement from KPMG LLP, Mr. Winder was Executive Director, Department of Community and Economic Development for the State of Utah from March 1997 to April 2002 and Special Assistant to the Governor of the State of Utah from April 2002 to March 2004, where he was responsible for various projects following the Olympic Winter Games in Salt Lake City. Since November 2002, Mr. Winder also has been a director of and consultant to various for-profit and not-for-profit organizations. Mr. Winder is currently a director and Chair of the Audit Committee of GE Capital Financial, Inc., the industrial bank subsidiary of GE Capital Inc., a subsidiary of General Electric Company (NYSE: GE), and of Alsco, Inc., a textile services company. He is Chairman of the Board of Directors of the Utah chapter of the National Association of Corporate Directors. From 2003 to 2011, Mr. Winder was a member of the Board of Directors of the Utah Retirement Systems and Public Employees Health Program, where he also served as Board President and Audit Committee Chair. Mr. Winder received an A.B. degree in Social Sciences from Stanford University with highest honors.

The qualifications of Mr. Winder identified by the Board include the following: Mr. Winder has strong management, business and accounting skills as a result of his years of work with KPMG LLP, service as executive director of the Utah Department of Community and Economic Development and other roles. Mr. Winder provides to the Board important accounting experience and strong relationships with key government leaders. The Board has determined that Mr. Winder qualifies as an independent director.

The Board of Directors unanimously recommends that stockholders vote "FOR" each of the nine directors nominated by the Board.

CORPORATE GOVERNANCE

Governance Principles

Our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics, the charters of our Audit Committee, Compensation Committee, Corporate Responsibilities Committee and Nominating and Corporate Governance Committee and other corporate governance information are published in the Investor Relations section of the Company's website under Corporate Governance at www.energysolutions.com. These materials are also available in print to any stockholder upon written request to the Company's Corporate Secretary, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines and Principles, committee charters and key practices as warranted.

Director Independence

Due to the Company's listing on the New York Stock Exchange (the "NYSE"), the Company is required to comply with the requirements of the NYSE Listing Rules with respect to our Board consisting of a majority of "independent directors" and the related rules covering the independence of directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In March and April 2012, the Board affirmatively determined that J. Barnie Beasley, Jr., Pascal Colombani, J.I. "Chip" Everest, II, David J. Lockwood, Steven R. Rogel, Robert A. Whitman and David B. Winder qualify as independent directors. Val J. Christensen and Clare Spottiswoode are considered inside directors. The Board has established guidelines to assist in determining director independence, which conform to the independence requirements in the NYSE Listing Rules. Our independence guidelines are set forth in our Corporate Governance Guidelines and Principles. Our independent directors meet our independence guidelines. All members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Meetings of Non-Management and Independent Directors

Non-management directors meet without management present a minimum of four times per year. Additionally, if any of the non-management directors do not qualify as an "independent director" as set forth in the Corporate Governance Guidelines and Principles, at least two additional executive sessions are held annually, attended only by independent directors. The non-management and independent directors may meet without management present at such other times as determined by a majority of the non-management or independent directors, as applicable, or by the current presiding non-management or independent director. Mr. Rogel, Chairman of the Board, presides at such meetings.

Code of Business Conduct and Ethics

The Board of Directors has adopted a written Code of Business Conduct and Ethics and a Supplemental Code of Conduct for the CEO and Senior Officers (collectively referred to herein as the "Codes"), both of which are published on the Company's website at www.energysolutions.com in the Corporate Governance section under Investor Relations and which are available in print to any stockholder upon written request. Any and all amendments to the Codes will be published on the Company's website at the link previously listed.

The Company requires all directors, officers and employees to act ethically at all times in accordance with the Codes. The Codes require avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company's best interest.

Under the Board's Corporate Governance Guidelines and Principles, any waiver of any ethics policy for any director or executive officer must be approved by the Board and promptly disclosed on the Company's website. If an actual or potential conflict of interest arises for a director, the director is required to promptly inform the Chief Executive Officer and the Company's General Counsel. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Stockholder and Other Interested Party Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate any concern of any nature to the Board of Directors, any committee of the Board or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same person, or an associated person, within the past 90 days.

The Role of Consultants

From July 2010 to May 2011, the Compensation Committee directly retained the services of Pearl Meyer & Partners ("Pearl Meyer"), an independent executive compensation consulting firm, on a range of external market factors, including evolving compensation trends, appropriate comparison companies and market survey data. In May 2011, the Compensation Committee replaced Pearl Meyer with another independent executive compensation consulting firm, ClearBridge Compensation Group, to advise the Compensation Committee on the matters listed above.

ClearBridge Compensation Group provides general observations on the Company's compensation programs, but it does not determine or recommend the amount of compensation for any executives. No member of the Company's executive management, including any named executive officer has contact or communications with ClearBridge Compensation Group, unless ClearBridge Compensation Group is specifically directed to work with management to ensure support for the Compensation Committee. ClearBridge Compensation Group has agreed to advise the Chair of the Compensation Committee if any potential conflicts of interest arise that could cause ClearBridge Compensation Group's independence and loyalty to be questioned, and also agreed not to undertake any projects for the Company's management except at the request of the Compensation Committee Chair as an agent for the Compensation Committee. During 2011, neither Pearl Meyer nor ClearBridge Compensation Group undertook any projects for the Company's management.

Board Leadership

Mr. Rogel currently serves as the Chairman of the Board in a non-executive capacity and acts as the lead independent director for the Board. As Chairman of the Board, Mr. Rogel has a number of responsibilities, which include setting board meeting agendas in collaboration with the Chief Executive Officer, presiding at Board meetings, executive sessions and the Annual Meeting of Stockholders, assigning tasks to the appropriate committees and ensuring that information flows openly between management and the Board. The Board believes the separation of the positions of the Chairman of the Board and Chief Executive Officer reinforces independence of the Board in its oversight of the business of the Company.

 Board Role in Risk Oversight

The Board is actively involved in oversight of the processes for assessing and managing risks that could affect the Company. Part of the Board's role is to periodically review the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company's business, and the implementation by management of appropriate systems to manage such risks. The Board fulfills its risk oversight responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board. For example, the Audit Committee is tasked with oversight of risks to the Company such as those relating to the quality and integrity of the Company's financial reports, the independence and qualifications of the Company's independent registered public accounting firm, inquiries into allegations related to ethical, accounting and legal concerns, and compliance by the Company with governing financial laws and regulations. As another example, the Nominating and Corporate Governance Committee is tasked with overseeing risks such as succession planning and compliance with the Company's governance documents. As a further example, the Compensation Committee is tasked with overseeing risks such as those as relating to employment policies and the Company's compensation and benefits systems. As a final example, the Corporate Responsibilities Committee is tasked with overseeing non-financial risks including legislation, regulation and policy issues, natural disaster and terrorism mitigation, shifts in industry trends and risks posed by competitors. Each of these committees satisfies its oversight responsibilities through regular reports from officers of the Company responsible for each of these risk areas, regular meetings to discuss and analyze such risks and, when necessary, consultation with outside advisors.

Director Continuing Education Policy

Pursuant to the Company's Director Continuing Education Policy, all members of the Board are encouraged to attend such director education programs as they deem appropriate (given their individual experiential backgrounds) to stay informed in developments in corporate governance and "best practices" relevant to their contribution to the Board generally as well as to their responsibilities in their specific committee assignments and other roles. Also pursuant to the policy, the Company provides membership for all members of the Board in the National Association of Corporate Directors and pays the expenses of directors' attendance at various seminars, conferences and peer exchanges. Members of the Board are also provided with relevant printed materials and invitations to frequent webinars.

 CONSIDERATION OF DIRECTOR NOMINEES

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under the heading "Identifying and Evaluating Nominees for Director." In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under the heading "Director Qualifications" below. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to EnergySolutions, Inc. Attn: Corporate Secretary, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

Director Qualifications

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board at least annually. Currently, there is no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Although there is not a formal list of qualifications, the factors evaluated by the Nominating and Corporate Governance Committee may include, among others, the following: diversity, skill, judgment, integrity, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise, high moral character and the absence of any potential conflicts with the Company's interests.

Board Diversity

In identifying nominees, the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term "diversity." As described under the headings "Director Qualifications" above and "Identifying and Evaluating Nominees for Director" below, the Nominating and Corporate Governance Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. If a stockholder properly recommends an individual to serve as a director to the Nominating and Corporate Governance Committee, all recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next Annual Meeting of Stockholders. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a stockholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors currently consists of nine directors. The Board held ten meetings during 2011. No director attended fewer than 75% of the aggregate of the Board meetings and committee meetings on which the director serves. It is the Board's policy that the directors should attend our Annual Meeting of Stockholders absent exceptional cause. Messrs. Beasley, Christensen, Colombani, Everest, Lockwood, Rogel, Whitman and Winder attended our 2011 Annual Meeting of Stockholders.

The Board's standing committees include: the Audit Committee, the Compensation Committee, the Corporate Responsibilities Committee and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of its four standing committees, and those charters are published in the Investor Relations section of the Company's website under Corporate Governance at www.energysolutions.com. All members of the Audit Committee, the Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Audit Committee

The Audit Committee has responsibility for, among other things: (i) overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; (ii) overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; (iii) reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and (iv) selecting, appointing and evaluating the independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm.

The Board has determined that each of the members of the Audit Committee is independent. Messrs. Beasley, Whitman and Winder currently serve on the Audit Committee, with Mr. Whitman serving as the Committee Chair. The Board has determined that each of Messrs. Beasley, Whitman and Winder are "financial experts," as that term is defined by the applicable SEC and NYSE rules. No member of the Audit Committee serves on the audit committee of more than three public companies, including the Company. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Audit Committee held twelve meetings in 2011.

Compensation Committee

The Compensation Committee has responsibility for, among other things: (i) reviewing key employee compensation policies, plans and programs; (ii) monitoring performance and compensation of our officers and other key employees; (iii) preparing recommendations and periodic reports to the Board concerning these matters; (iv) reviewing director compensation annually; and (v) administering the Company's 2007 Equity Incentive Plan and annual non-equity incentive plans.

The Board has determined that each of the members of the Compensation Committee is independent. Messrs. Lockwood, Rogel and Whitman currently serve on the Compensation Committee, with Mr. Lockwood serving as the Committee Chair. Mr. Winder served as the Committee Chair until his appointment as Chair of the Nominating and Corporate Governance in January 2011, at which time Mr. Lockwood was appointed Committee Chair. The Compensation Committee, by resolution approved by a majority of the Compensation Committee, may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC, the Internal Revenue Service and the NYSE. The Compensation Committee held seven meetings in 2011.

Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Corporate Responsibilities Committee

The Corporate Responsibilities Committee has responsibility, among other things, to: (i) review and monitor the Company's government relations and communications strategy and activities; (ii) assist the Board in fulfilling its responsibilities to oversee and monitor the Company's policies, procedures and programs with respect to regulatory compliance, environmental, health and safety matters and associated risk management, and enterprise risk management matters not assigned to the Audit Committee; (iii) review and monitor the Company's support of charitable, civic, educational and philanthropic contributions and activities, directly or through the EnergySolutions Foundation or otherwise; and (iv) review and take action as appropriate concerning current and emerging strategic issues and trends relating to corporate citizenship and responsibility, including social, political and public policy that may have an impact on the Company's operations, financial performance or public image.

Messrs. Beasley, Colombani and Everest and Ms. Spottiswoode currently serve on the Corporate Responsibilities Committee, with Mr. Beasley serving as the Committee Chair. The Corporate Responsibilities Committee held four meetings in 2011.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has responsibility for, among other things: (i) recommending persons to be selected by the Board as nominees for election as directors and to fill any vacancies on the Board; (ii) considering and recommending to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the board; and (iii) considering and recommending to the Board other actions relating to corporate governance.

The Board has determined that each of the members of the Nominating and Corporate Governance Committee are independent. Messrs. Colombani, Rogel and Winder currently serve on the Nominating and Corporate Governance Committee, with Mr. Winder serving as the Committee Chair. The Nominating and Corporate Governance Committee held four meetings during 2011.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Messrs. Lockwood, Rogel and Whitman) is or has been an officer or employee of the Company in 2011 or any time prior thereto. During 2011, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of our Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

 DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as "non-management directors." Non-management directors are those directors who are not executive officers of the Company or its affiliates. During 2011, Messrs. Beasley, Colombani, Everest, Lockwood, Rogel, Whitman and Winder and Ms. Spottiswoode were non-management directors of the Company. In setting compensation for non-management directors, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required of directors of the Company.

In the case of directors who are executive officers for the Company or its affiliates, the Company provides no additional compensation for such director services. In 2011, Mr. Christensen was an executive officer of the Company and, therefore, did not receive any compensation for his service as a director of the Company.

The Compensation Committee conducts an annual review of non-management director compensation and recommends any changes to the Board for the Board's consideration. The compensation program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of EnergySolutions' size and scope; compensation should align directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Company's compensation program for its non-management directors is comprised of the following compensation elements:

Cash Compensation

Each non-management director receives an annual cash compensation retainer of $55,000, payable quarterly, which constitutes full compensation for six Board meetings per year. In addition, each non-management director is paid cash compensation of $1,250 for each Board meeting after the sixth Board meeting of the year, $1,250 for each committee meeting attended on which they are appointed to serve, and an additional $2,000 for each Board meeting for which the director is required to travel across an ocean. Each committee chair is paid additional annual cash compensation of $10,000, payable quarterly, for their service as a committee chair.

In March 2011, the Compensation Committee recommended, and the Board subsequently approved, additional annual cash compensation of $72,000, payable quarterly, for the Board's Chairman.

Equity Compensation

Upon election to the Board and re-election to the Board at the Company's Annual Meeting of Stockholders each year thereafter for so long as the director continues to serve, each non-management director is granted shares of the Company's common stock having a value of $75,000 on the grant date (calculated as the average closing share price for the 30 days prior to the grant date). Shares granted prior to July 21, 2009 vest over three years. Shares granted after July 21, 2009 are not subject to vesting, but the shares may be subject to the Company's director stock retention requirement described below. Any unvested restricted shares immediately and automatically vest as follows:

  (i)
  if the director is not reelected to the Board following the expiration of any term of office for which the director is elected;

  (ii)
  if the director is involuntarily removed from the Board for any reason other than the director (a) having been convicted of, or pleading guilty or nolo contendere to, any felony;

    (b) having engaged in any gross or willful misconduct, including the commission of any fraud, or (c) having perpetrated any fraud against the Company or any third party;

  (iii)
  if the director dies or because of sickness or disability is no longer able to complete a term of office for which the director has been elected;

  (iv)
  if the director is at least 60 years of age and elects to resign from the Board or not stand for reelection; or

  (v)
  upon a Change of Control (as defined in our 2007 Equity Incentive Plan).

Director Compensation Table

The following summarizes the compensation paid by the Company to its non-management directors for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
J. Barnie Beasley	99,500	79,873	—		179,373
Pascal Colombani	72,750	77,518	—		150,268
J.I. "Chip" Everest, II	78,250	77,518	—		155,768
David J. Lockwood	88,250	66,034	—		154,284
Steven R. Rogel	161,500	61,319	—		222,819
Clare Spottiswoode	72,750	77,518	240,600	(2)	390,868
Robert A. Whitman	92,500	73,736	—		166,236
David B. Winder	93,250	66,034	—		159,284

(1)
The amounts reported in this column reflect the aggregate dollar amounts recognized for stock awards for fiscal year 2011 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" in the 2011 Annual Report.

  The following table presents the number of unvested stock awards held by each non-management director as of December 31, 2011.

Name	Number of Unvested Shares of Stock as of December 31, 2011
J. Barnie Beasley	—
Pascal Colombani	3,006
J.I. "Chip" Everest, II	2,830
David J. Lockwood	—
Steven R. Rogel	—
Clare Spottiswoode	3,006
Robert A. Whitman	—
David B. Winder	—
(2)
In consideration for her service as Chair of EnergySolutions EU Limited, a wholly-owned subsidiary of the Company based in the United Kingdom, during 2011 Ms. Spottiswoode was paid £150,000, or $240,600 based on the annual average sterling pound exchange rate for 2011.

 No Other Compensation

Non-management directors do not receive any non-equity incentive compensation and are not entitled to participate in or receive compensation from the Company's employee benefit programs.

Director Stock Retention Requirement

So long as a director serves on the Board, he or she is required to retain the ownership of and is required not to sell, assign, transfer or pledge any of the shares granted to the director during the first two years of his or her service on the Board.

PROPOSAL TWO—NON-BINDING VOTE TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year, which will include an audit of the consolidated financial statements and of the effectiveness of the Company's internal control over financial reporting. Ernst & Young LLP has audited the Company's financial statements since fiscal year 2004. For purposes of determining whether to select Ernst & Young LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for 2012, the Audit Committee conducted a thorough review of Ernst & Young LLP's performance. The Committee considered:

  •
  Ernst & Young LLP's performance on the audits conducted from 2007 through 2011, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

  •
  Ernst & Young LLP's leadership, management structure, client and employee retention and compliance and ethics programs;

  •
  Ernst & Young LLP's record against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

  •
  the PCAOB Report on 2010 Inspection of Ernst & Young LLP;

  •
  the firm's financial strength and performance; and

  •
  the appropriateness of fees charged.

Ernst & Young LLP representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee was formed on November 20, 2007, the date of the completion of our initial public offering. Since that time, the Audit Committee has pre-approved all audit and non-audit services provided by Ernst & Young LLP. In accordance with the Audit Committee's pre-approval policy, the Audit Committee pre-approves all permissible non-audit services and all audits, review or attest engagements.

The following table presents fees billed for professional audit services and other services rendered to EnergySolutions by Ernst & Young LLP for the years ended December 31, 2011 and 2010:

	2011	2010
	(in thousands)
Audit fees(1)	$2,027	$2,463
Audit-related fees(2)	$—	$520
Tax fees(3)	$143	$310
All other fees(4)	$—	$2

Total	$2,170	$3,295

(1)
Audit fees include audits of consolidated financial statements, statutory audits, quarterly reviews, reviews of registration statement filings, comfort letters and consents related to SEC filings.

(2)
Audit-related fees include services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "audit fees."

(3)
Tax fees include professional services related to preparation of certain U.S. and international tax filings and tax planning and advice.

(4)
All other fees include other services that do not meet the above category descriptions. For 2010, this amount relates to government contracts services.

Our Audit Committee has adopted restrictions on our hiring of any Ernst & Young LLP partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Company's financial statements. The Committee also requires primary Ernst & Young LLP partners assigned to our audit to be rotated at least every five years.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the consolidated financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles as well as on the effectiveness of the Company's internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2011. The Audit Committee has discussed with Ernst & Young LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board with respect to Ernst & Young LLP's independence, and the Audit Committee has discussed with Ernst & Young LLP that firm's independence with respect to the Company. The Audit Committee has concluded that Ernst & Young LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young LLP's independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011 be included in the Company's Annual Report on Form 10-K for 2011.

This report is provided by the following directors, who comprise the committee:

Robert A. Whitman, Committee Chair
J. Barnie Beasley, Jr.
David B. Winder

 PROPOSAL THREE—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that stockholders approve in a non-binding advisory vote the Company's named executive officer compensation as reported in this Proxy Statement. As described below in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to provide an overall total direct compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. The Company's executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis, which describes in more detail how the Company's executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 27 through 38 of this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

  RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Stockholders.

This resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. At last year's Annual Meeting of Stockholders, the stockholder advisory vote on the 2010 compensation of the Company's named executive officers was approved by 97% of the votes cast on the proposal.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the compensation of the Company's named executive officers.

EXECUTIVE OFFICERS

In addition to Val J. Christensen, whose biographical information is set forth above, the following individuals serve as executive officers of the Company:

William R. Benz, Executive Vice President and Chief Financial Officer.    Mr. Benz, 61, was appointed as Executive Vice President and Chief Financial Officer in December 2010. Prior to this appointment, Mr. Benz served as the Company's Interim Chief Financial Officer since September 17, 2010. Mr. Benz was a partner at Tatum, LLC, a national financial executive services firm, from 2000 to 2010. From 2009 to 2010, Mr. Benz served as Interim Chief Financial Officer for APX Alarm Security Solutions, Inc., a national residential security company. From 2006 to 2008, Mr. Benz served as Chief Executive Officer of Noah Corporation, a company providing multi-use facilities in the hospitality industry. Prior to that, he served as a Financial Advisor for Logical Apps from 2005 to 2006. Mr. Benz also previously served as Chief Financial Officer for Metlife Healthcare, FHP International and Western Digital Corporation. Mr. Benz received a Bachelor of Science degree in Electrical Engineering and Computer Sciences from University of California Los Angeles and a Masters in Business Administration from California State University Long Beach.

David G. Angerbauer, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary.    Mr. Angerbauer, 52, was appointed as Executive Vice President, General Counsel and Corporate Secretary in April 2011 and was also appointed as Chief Administrative Officer in February 2012. Prior to this appointment, Mr. Angerbauer was a partner in the law firm of Holland & Hart LLP, a Denver, Colorado based firm with offices in seven states and Washington, D.C., since 1995. Before joining the Company, Mr. Angerbauer had 25 years of experience as a corporate attorney and business advisor representing U.S. and international public and private companies in securities, mergers and acquisitions, corporate governance and commercial transactions. Mr. Angerbauer is licensed to practice in New York and Utah. He received a Bachelors of Arts degree in Finance from the University of Utah, a Masters of Business Administration degree from the Graduate School of Business, University of Utah, and a Juris Doctor degree from the S.J. Quinney School of Law, University of Utah.

John A. Christian, President, Long-Term Stewardship Group.    Mr. Christian, 55, was appointed as President, Long-Term Stewardship Group, in January 2011. Prior to this appointment, he served as President, Commercial Group from April 2010 until January 2011 and as President, Commercial Services, from March 2006, when he joined the Company as part of the BNG America, LLC acquisition, until April 2010. Prior to the acquisition, Mr. Christian served in various executive positions within BNG America from 2000 to 2006 including Chief Operating Officer from 2003 to 2006. He received a Bachelor of Science degree in Engineering from Duke University and a Master of Engineering degree from the University of Florida.

Mark Morant, President, Global Commercial Group.    Mr. Morant, 55, was appointed as President, Global Commercial Group in November 2010. Prior to this appointment, he served as President, International Group, since 2007. From 1991 to 2007, Mr. Morant served as Managing Director of Magnox Electric (now owned by EnergySolutions EU Limited), Managing Director of Alfa, a division of British Nuclear Fuels Limited that managed liabilities and contract performance, and Director of Privatization, a group that helped transition British Nuclear Fuels Limited from a public company to a private company. Prior to those positions, Mr. Morant worked for a European change management consultancy supporting clients in the nuclear, aerospace, transport and engineering industries. Mr. Morant has been a member of the Institute of Chartered Accountants since 1981. Mr. Morant received a Bachelor of Science degree in Economics from Nottingham University.

Alan Parker, President, Government Group.    Mr. Parker, 59, was appointed as President, Government Group, in March 2010. Prior to this appointment, Mr. Parker served as Executive Vice

President supporting the Company's International Division from December 2008 to March 2010 and Chief Operating Officer from November 2006 to December 2008. Before joining the Company, Mr. Parker served as President, Federal Group of CH2M Hill, a global company engaged in engineering, consulting and construction, from 2005 to 2006, and Chief Executive Officer of CH2M Hill-Washington Group Idaho, a joint venture entity, from 2004 to 2005. Prior to that, Mr. Parker was Chief Executive Officer of Kaiser-Hill, LLC (a subsidiary of the Kaiser Group Holdings, Inc. (NASDAQ: KGHI)), the prime contractor for the Department of Energy's $7 billion closure of the Rocky Flats site from 2001 to 2004. Mr. Parker also has 20 years of experience in various project management and executive positions with Morrison Knudsen Corporation, a construction company (acquired by Washington Group International, which was later acquired by URS Corporation (NYSE: URS)). Mr. Parker received a Bachelor of Science degree in Mining Engineering from the University of Idaho.

EXECUTIVE COMPENSATION

Compensation Policies and Procedures

The Compensation Committee has reviewed the Company's compensation program as it relates to all of the Company's full-time employees and believes there are no risks arising from the compensation plans that are likely to have a material adverse effect on the Company. As a matter of best practice, the Compensation Committee continues to monitor the Company's compensation program as part of its risk oversight activities to ensure that the compensation program continues to align the interests of the Company's employees with those of the Company's long-term stockholders while avoiding unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for its 2012 Annual Meeting of Stockholders, to be filed with the SEC.

This report is provided by the following directors, who comprise the committee:

David J. Lockwood, Committee Chair
Steven R. Rogel
Robert A. Whitman

Compensation Discussion and Analysis

A.    INTRODUCTION

        The following discussion and analysis provides information regarding the Company's executive compensation objectives, principles, procedures, practices and decisions, and is provided to give perspective to the numbers and narratives that follow in the tables in this section. Compensation of the following named executive officers of the Company will be addressed:

Name of Officer	Position
Val John Christensen	President and Chief Executive Officer
William R. Benz	Executive Vice President and Chief Financial Officer
John A. Christian	President, Long-Term Stewardship Group
Mark Morant	President, Global Commercial Group
Alan Parker	President, Government Group

B.    EXECUTIVE COMPENSATION OVERVIEW

  1.
  Executive Compensation Objectives

    The goal of the Company's named executive officer compensation program is the same as its goal for operating the Company—to create long-term value for the Company's stockholders. The Company's executive compensation programs are designed and implemented to attract a talented, entrepreneurial and creative team of executive officers, reward the named executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of its stockholders and to encourage them to remain with the Company for long and productive careers. All of the Company's compensation program elements simultaneously fulfill one or more of our recruiting, performance, alignment and retention objectives. In deciding on the type and amount of compensation for each executive, the Company focuses on such executive's current pay and opportunity to receive future compensation. The Company combines the compensation program elements for each executive in a manner it believes optimizes the executive's contribution to the Company.

  2.
  Executive Compensation Components

    The compensation program for the named executive officers for fiscal year 2011 consisted of the following components:

    •
    base salaries;

    •
    annual performance-based cash incentive awards pursuant to the Company's Executive Bonus Plan (the "Bonus Plan");

    •
    long-term equity-based incentive awards ("Equity Awards") pursuant to the EnergySolutions, Inc. 2007 Equity Incentive Plan (the "2007 Plan");

    •
    benefits and limited perquisites; and

    •
    severance and change in control benefits.

  3.
  Peer Group and Benchmarking

    In January and February 2011, the Compensation Committee, with assistance of its independent compensation consultant, Pearl Meyer, reviewed and compared the Company's executive compensation programs and practices to those of a select company peer group that consisted of 17 companies in related industries that were of similar size to the Company as more fully described in the section titled "The Role of Peer Groups" below. The Compensation Committee utilized its findings in that review, among other factors, to determine base salary, performance-based cash incentive awards, Equity Awards and overall compensation levels.

  4.
  Fiscal 2011 Performance

    Despite significant challenges in 2011 arising from the difficult economic conditions in the United States and Europe, the Company surpassed many of its 2011 financial and strategic goals. Some of the highlights of the Company's 2011 performance include the following:

    •
    The Company earned record revenue of $1,815.5 million.

    •
    After removing the effects of the $94.9 million Zion Station project asset retirement obligation charge, the Company earned an adjusted gross profit of $206.9 million.

    •
    The Company continued to gain traction in its costs reduction efforts by reducing selling, general and administrative expenses by $0.8 million.

    •
    The Company earned 98% of the obtainable incentive fees on its Magnox decommissioning contract.

    •
    The Company won the U.S. Department of Energy's Project of the Year award for its work cleaning up the Atlas mill tailings that lie alongside the Colorado River near Moab, Utah.

    •
    The Company is approximately six months ahead of schedule on its Zion Station decommissioning project and is delivering excellent technical and safety performance.

    As a result of 2011 Company and individual performance results, the Compensation Committee determined that each of the named executive officers achieved above target levels of performance for their 2011 annual performance-based cash incentive compensation.

  5.
  Key Fiscal 2011 Compensation Decisions and Actions

    In January and February 2011, the Compensation Committee made the following executive compensation decisions and took the following executive compensation actions for fiscal 2011:

    •
    Salaries:  The Compensation Committee reviewed base salary levels and approved base salary increases for Messrs. Christian and Morant from $425,000 to $475,000. These increases were made to bring each of Messrs. Christian's and Morant's base salary between the 50th and 75th percentiles of the base salaries for executive officers in comparable positions in the Company's peer group.

    •
    Annual Performance-Based Cash Incentive Compensation:  The Compensation Committee decided to refine the annual performance-based cash incentive compensation program by introducing two additional performance measures in addition to those used under the 2010 annual performance-based cash incentive compensation program: business group Plan EBITDA (as more fully described in the section titled "Company and Business Group Performance Goals" below) and safety goals. The Compensation Committee determined that for the three group presidents, 40% of their annual performance-based cash incentive compensation would be tied to the Company's Plan EBITDA, instead of 70% as was the case for 2010, and the other 30% would be tied to the Plan EBITDA of their respective business group. In recognition of the importance of the Company's safety culture, the Compensation Committee also determined that Company safety goals would account for 10% of each of the named executive officer's 2011 annual performance-based cash incentive compensation.

    •
    Long-Term Incentive Compensation:

    •
    Target Percentage of Long-Term Incentive Compensation:  The Compensation Committee reviewed the target long-term incentive compensation as a percentage of base salary for each of the named executive officers and set the target percentage payout for Mr. Benz, who was hired in December 2010 as the Company's Chief Financial Officer, at 100% and increased the target percentage payout for Mr. Christensen from 100% to 387% and for Mr. Morant from 50% to 100%. These percentages were selected to establish total target compensation for each of Messrs. Christensen, Benz and Morant between the 50th and 75th percentiles of the total target compensation for executive officers in comparable positions in the Company's peer group.

    •
    Equity Awards:  The Compensation Committee reviewed the design of the Company's long-term incentive plan to evaluate and determine the appropriate alignment with business results and the objectives for the compensation program. Based on its review, the Compensation Committee determined that for the 2011 Equity Awards, a mix of 50% time-vested restricted stock, 25% time-vested stock options and 25% performance share units reflected an appropriate mix of time-vested awards with value tied to the Company's stock price and performance-vested awards tied to the financial performance of the Company. The Compensation Committee also determined that the actual number of shares earned under the performance share unit awards (i) would be based upon a three-year cumulative Company EBITDA target that is aligned with the Company's long-term strategic and financial plans and (ii) may be adjusted downwards to 0% or upwards to 200% of those granted according to the achievement against the three-year cumulative Company Plan EBITDA target.

    •
    Severance Agreements:  The Compensation Committee determined to standardize its executive officer severance policy by approving severance agreements for each of the executive officers that provide for the payment of severance payments and benefits in the event the executive's employment is terminated by the Company without cause, by the executive for good reason, or due to death or disability.

C.    EXECUTIVE COMPENSATION PROGRAM DESIGN

  1.
  The Compensation Committee Oversees All Executive Compensation

    The Compensation Committee determines all compensation for the named executive officers other than the Chief Executive Officer, whose compensation is recommended by the Compensation Committee and submitted to the Board for approval.

    The Compensation Committee conducts an annual evaluation of the performance of each named executive officer to determine if any changes in the officer's compensation are appropriate based on the considerations described below. The Chief Executive Officer does not participate in the Compensation Committee's deliberations or decision with regard to his own compensation. At the Compensation Committee's request, the Chief Executive Officer reviews with the Compensation Committee the performance of the other named executive officers and makes recommendations to the Compensation Committee regarding their compensation. The Compensation Committee gives considerable weight to the Chief Executive Officer's evaluation of the other named executive officers and related compensation recommendations because of his direct knowledge of each officer's performance and contributions. For each officer, the Compensation Committee independently determines any adjustments to base salary and any incentive compensation and whether any Equity Awards should be made based on the Compensation Committee's assessment of the officer's performance as well as the Company's overall financial performance.

  2.
  The Compensation Committee Considers Stockholder Input

    At the Company's 2011 Annual Meeting of Stockholders, the stockholder advisory vote on the 2010 compensation of the Company's named executive officers was approved by 97% of the votes cast on the proposal. The Compensation Committee considered these results, and in light of the Company's stockholders' strong support of the executive compensation program, in reviewing the program for 2012, the Compensation Committee decided to maintain the program framework implemented in 2010, with the minor adjustments noted above, which provides a close link between executive pay and Company performance. In the future, the Compensation Committee plans to consider the results of stockholder advisory votes on the executive compensation program in its decision-making on the executive compensation program.

  3.
  The Role of Cash Compensation

    The Company provides cash compensation to named executive officers through a combination of base salaries and performance-based cash incentive compensation.

    Base Salaries.  Base salaries for the named executive officers reflect each named executive officer's level of experience, responsibilities and expected future contributions to the Company's success. The Compensation Committee reviews base salaries on an annual basis, or as responsibilities change, and considers factors such as individual and

    Company performance and the competitive environment in the Company's industry in determining whether salary adjustments are warranted. The Compensation Committee believes that base salaries are an important component in achieving the Company's compensation objectives, but that the most significant portion of each named executive officer's compensation should be delivered through performance-based incentives. For 2011, the Compensation Committee set base salaries for the named executive officers between the 50th and 75th percentiles of the base salaries for executive officers in comparable positions in the Company's peer group which, as noted above, resulted in a salary increase for Messrs. Christian and Morant from $425,000 to $475,000. The total base salary paid to each named executive officer during 2011 is set forth in Summary Compensation Table below.

    Performance-Based Cash Incentive Compensation.  The Company provides additional cash compensation to its executives through annual performance-based cash incentive compensation.

    The Company maintains the Bonus Plan, which was approved by the Company's stockholders at the Company's 2008 Annual Meeting of Stockholders. The Bonus Plan permits the Company to award annual performance-based cash compensation to its named executive officers. The Compensation Committee believes that performance-based cash compensation incentivizes superior performance, rewards achievement of short-term Company and individual goals, aligns the officers' interests with those of the Company's stockholders and is an important component of executive compensation. Details regarding the Company's performance-based cash incentive compensation program comprise the following:

    •
    Payment of performance-based cash compensation is determined based on attainment of specific written performance goals approved by the Compensation Committee, including financial performance goals for the Company or a specific business group and individual performance targets and attainment of safety goals.

    •
    A large percentage of performance-based cash compensation is tied to the Company's or a specific business group's financial performance. If the Company fails to attain a pre-determined threshold level of Plan EBITDA or other applicable financial performance goals during the respective year, the named executive officers do not receive this percentage of performance-based cash compensation.

    •
    A small percentage of performance-based cash compensation is tied to individual business objectives and safety goals. If a named executive officer fails to achieve these pre-determined objectives or goals, the named executive officer does not receive the portion of performance-based cash compensation attributable to those objectives or goals for the year.

    •
    Officers are eligible for above target compensation should the Company exceed its target performance goals. Similarly, officers are eligible for a below target or zero bonus awards should performance fall below target or below the required threshold.

    •
    The performance-based cash compensation payable under the Bonus Plan to the named executive officers is interpolated for actual financial, individual business objectives and safety results between threshold and target levels or between target and maximum levels.

    •
    Performance-based cash compensation is designed to be reasonably attainable upon exertion of extra effort and hard work. Accordingly, in any year performance-based cash compensation may not be earned at all or may be earned at less than 100%. The uncertainty of meeting target goals ensures that any payments under the Bonus Plan are truly performance-based, consistent with the Compensation Committee's objectives.

    At the end of the year or the beginning of the following year, the Compensation Committee determines the amount of performance-based cash compensation to be paid to each named executive officer under the Bonus Plan by comparing actual Company financial, individual business objectives and safety results to the year's pre-determined performance goals. The Compensation Committee may adjust the amount paid to any individual based on the officer's overall performance or unique events that may have occurred during the year as provided for in the Bonus Plan. The Bonus Plan does not currently provide for the adjustment or recovery of an award paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger award, but the Committee intends to provide for such adjustments or award recovery as legislative and stock exchange listing requirements become defined.

    In March 2011, the Compensation Committee established the Company and business group financial performance goals, individual business objectives and safety goals for the 2011 annual performance-based cash compensation for each of the named executive officers. The following table sets forth the weightings for each component of the 2011 annual performance based-cash compensation for each of the named executive officers:

Name	Company Plan EBITDA	Business Group Plan EBITDA	Individual Business Objectives	Safety
Val J. Christensen	70%	—	20%	10%
William R. Benz	70%	—	20%	10%
John A. Christian	40%	30%	20%	10%
Mark Morant	40%	30%	20%	10%
Alan Parker	40%	30%	20%	10%

    The Compensation Committee targeted the 2011 annual performance-based cash compensation for the named executive officers between the 50th and 75th percentiles of the annual performance-based cash compensation for executive officers in comparable positions in the Company's peer group. The following table sets forth the target bonus as a percentage of base salary for each of the named executive officers for 2011:

Name	Target % of 2011 Base Salary
Val J. Christensen	100%
William R. Benz	80%
John A. Christian	80%
Mark Morant	80%
Alan Parker	80%

    Company and Business Group Performance Goals.    As noted above, 70% of each named executive officer's 2011 annual performance-based cash compensation was tied to the Company's or a specific business group's financial performance as measured by Plan EBITDA. The following table identifies the threshold, target and maximum amounts that each named executive officer could earn in 2011 based on different levels of achievement of the 2011 Company and business group Plan EBITDA performance targets:

	Percent of Target Award Paid for Achieving
Name	Threshold (80% of Plan EBITDA Goal)	Target (100% of Plan EBITDA Goal)	Maximum (120% of Plan EBITDA Goal)
Val J. Christensen	0%	100%	200%
William R. Benz	0%	100%	200%
John A. Christian	0%	100%	200%
Mark Morant	0%	100%	200%
Alan Parker	0%	100%	200%

    EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that the Company defines as net income (loss) attributable to the Company plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization. Plan EBITDA is a non-GAAP financial measure that the Company uses as a measure of performance for its executive officer bonus compensation program and represents EBITDA plus or minus certain non-cash and unusual or non-recurring items, as determined in the discretion of the Compensation Committee, and is calculated solely for compensation purposes to reflect the Compensation Committee's view of management's annual performance. In March 2012, the Compensation Committee reviewed the Company's 2011 financial performance and applied its discretion to calculate the Plan EBITDA for the Company and each business group to determine what percentage of this component of the 2011 annual performance-based cash compensation was achieved. The following table identifies the target and actual 2011 Plan EBITDA for the Company and the individual business groups as determined by the Compensation Committee:

(in thousands)	Global Commercial Group	Government Group	Long-Term Stewardship Group	Company
Plan EBITDA—Target	$144,806	$22,861	$16,899	$129,999
Plan EBITDA—Actual	$136,480	$21,062	$32,554	$149,066
Percent achievement of target Plan EBITDA	94%	92%	193%	115%
Percent of this component of performance-based cash compensation achieved	71%	61%	200%	173%

    Individual Business Objectives.    As stated above, 20% of each named executive officer's 2011 annual performance-based cash compensation was tied to the achievement of individual business objectives. These individual business objectives are determined by the Compensation Committee and are tied to the strategic objectives of the Company and may not be directly related to the financial results of the Company or of the Company's individual business groups. In March 2012, the Compensation Committee determined that these Company strategic objectives were achieved in 2011 and that each of the named executive officers achieved 100% of his individual business objectives and would therefore receive all of the 20% of the performance-based cash compensation under the Bonus Plan tied to individual business objectives.

    Safety Goals.    For 2011, 10% of each named executive officer's 2011 annual performance-based cash compensation was tied to safety goals that consisted of achieving a target number of management field observations during 2011. Management field observations are in-person site audits to identify any existing or potential safety issues that may be present. Notwithstanding management's achievement against the target number of management field observations, the safety goals component of the annual performance-based cash compensation is subject to forfeiture if any one of the following events were to occur during the year: (i) a work-related fatality, (ii) a single regulatory fine exceeding $1 million, or (iii) Total Recordable Cases, Days Away Cases or Lost Work Days Recordable greater than or equal to 300% of the prior year. The 2011 goal was for management to complete 942 management field observations during the year. Management performed 1,563 field observations during 2011 and none of the award forfeiture events listed above occurred during the year.

    Based upon its review of the Company's safety performance during 2011, in March 2012 the Compensation Committee determined that each of the named executive officers achieved 100% of the safety goals and would therefore receive all of the 10% of the performance-based cash compensation under the Bonus Plan tied to safety goals.

    2011 Payout.    The following table identifies the percentage of each component of the 2011 performance-based cash compensation each named executive officer earned based on each named executive officer's 2011 performance as determined by the Compensation Committee:

Name	Company and Business Group Plan EBITDA	Individual Business Objectives	Safety
Val J. Christensen	173%	100%	100%
William R. Benz	173%	100%	100%
John A. Christian	185%	100%	100%
Mark Morant	129%	100%	100%
Alan Parker	125%	100%	100%

    The following table identifies the target and actual amounts of performance-based cash compensation each named executive officer earned based on each named executive officer's 2011 performance as determined by the Compensation Committee. The 2011 performance-based cash compensation was paid to the named executive officers in March and April 2012.

Name	Target % of 2011 Base Salary	Actual % of 2011 Base Salary	Target 2011 Amount	Actual 2011 Amount
Val J. Christensen	100%	151%	$750,000	$1,135,035
William R. Benz	80%	121%	$321,600	$486,703
John A. Christian	80%	127%	$380,000	$605,477
Mark Morant	80%	97%	$380,000	$458,713
Alan Parker	80%	94%	$387,653	$455,612

  4.
  The Role of Equity Awards

    Overview.    Equity awards align the interests of the named executive officers with the interests of the Company's stockholders by tying a portion of executive compensation to long-term stock value. The Compensation Committee believes that Equity Awards are the most effective way to attract, retain, and reward a strong executive team. In order to achieve this alignment and encourage retention, in 2011 the Compensation Committee approved grants of time-vested restricted stock, time-vested stock options and performance share units to the named executive officers with a target value that, when aggregated with base salary and annual performance-based cash compensation, establishes a total target compensation for the executive officers between the 50th and 75th percentiles of the total target compensation for executive officers in comparable positions in the Company's peer group. The following table identifies the target value of the long-term incentive compensation for each of the named executive officers as a percentage of his base salary:

Name	Target % of 2011 Base Salary
Val J. Christensen	387%
William R. Benz	100%
John A. Christian	50%
Mark Morant	100%
Alan Parker	50%

    As noted above, based on its review of peer group compensation practices and in consultation with Pearl Meyer, the Compensation Committee determined that an appropriate allocation of Equity Award types for 2011 included approximately 50% of time-vested restricted stock, 25% of time-vested stock options and 25% of performance share units based on the grant-date value of such awards. The following table identifies the Equity Awards made to the named executive officers as part of their 2011 compensation package:

Name	Time- Vested Restricted Shares (#)	Grant Date Fair Value of Time- Vested Restricted Shares ($)(1)(2)	Time- Vested Options (#)	Grant Date Fair Value of Time- Vested Options ($)(2)	Performance Share Units (Target #)	Grant Date Fair Value of Performance Share Units ($)(2)	Total Value of Equity Awards on Grant Date ($)
Val J. Christensen	226,000	1,437,360	282,000	797,778	113,000	587,600	2,822,738
William R. Benz	31,000	197,160	39,000	110,331	16,000	83,200	390,691
John A. Christian	18,000	144,480	23,000	65,067	9,000	46,800	226,347
Mark Morant	37,000	235,320	46,000	130,134	18,000	93,600	459,054
Alan Parker	19,000	120,840	24,000	67,896	9,000	46,800	235,536

    (1)
    The amounts reported in this column reflect the grant date fair value which is the number of shares granted multiplied by the closing stock price on the grant date, which calculation is in accordance with FASB ASC Topic 718. See footnote 2 below.

    (2)
    The amounts reported in these columns reflect the aggregate dollar amounts recognized for options awards and unit awards for fiscal year 2012 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" in the 2011 Annual Report.

    Time-vested Restricted Stock and Time-vested Stock Options.    The time-vested restricted stock and time-vested stock options vest in three equal installments beginning on March 1, 2012, subject to the named executive officer's continued service with the Company. The exercise price of the time-vested stock options is equal to the Company's closing stock price on the date of the grant. The grant of time-vested restricted stock and time-vested stock options to the named executive officer aligns the interests of the executives with the long-term value interests of the stockholders because, in the case of time-vested restricted stock awards, the awards increase in value, or in the case of the stock option awards, the awards only have value as the market price of the Company's stock increases.

    Performance Share Units.    The performance share units vest according to the achievement against a three-year cumulative Company Plan EBITDA target that is aligned with the Company's long-term strategic and financial plans, subject to the named executive officer's continued service with the Company. The actual number of performance share units earned may be adjusted downwards to 0% or upwards to 200% of those granted according to the achievement against the three-year cumulative Company Plan EBITDA target. Upon vesting, each performance share unit converts into one share of the Company's common stock. The grant of performance share units aligns the interests of the executives with the long-term value interests of the stockholders because the awards will vest only upon the attainment of the three-year cumulative Company Plan EBITDA target and will increase in value as the market price of the Company's stock increases.

  5.
  The Role of Benefits and Perquisites

    The named executive officers are eligible to participate in the Company's health and welfare programs, 401(k) Plan, and other programs offered to employees generally. Mr. Morant participated in the Company's pension scheme on the same basis as other employees in the United Kingdom, until his relocation to the U.S. in February 2011 at which time he became eligible to participate in the Company's 401(k) Plan. The named executive officers were also paid an automobile allowance in fiscal 2011. In connection with the Company's naming rights to the EnergySolutions Arena in Salt Lake City, Utah, the Company obtains season tickets for the Utah Jazz, an NBA franchise team. The Company generally uses these tickets for business-related entertainment and marketing purposes and for employee recognition. Tickets for individual events that remain unused by the Company for such uses are periodically made available to the named executive officers and other management personnel for personal use. However, as such tickets are obtained for entire seasons rather than individually by event, there is no incremental cost to the Company associated with periodically providing such tickets to the named executive officers for personal use.

  6.
  Severance and Change in Control Benefits

    In 2009, the Compensation Committee determined to move away from written employment agreements with its executive officers in order to maintain flexibility and discretion with respect to management hiring and retention decisions. Consistent with this position, the Compensation Committee has not offered employment agreements to its named executive officers since that time and it and the Company did not extend its employment agreements with Messrs. Christensen, Christian, Morant and Parker when they expired by their terms. Instead, the Compensation Committee approved severance agreements for each of the executive officers in order to provide reasonable protection to an executive officer upon a termination of employment or when a change in control could affect his security, authority or compensation. See the section titled "Potential Payments upon Termination or Change in Control—Executive Severance Agreements" below for a description of the executive severance agreements.

    The terms of Equity Awards made to the named executive officers under the 2007 Plan granted prior to 2012 provide for accelerated vesting of all unvested stock options, restricted stock and performance share units in the event of a change of control (i.e., single-trigger vesting). In March 2012, the Compensation Committee determined that beginning in 2012, all Equity Awards granted to the named executive officers would provide for accelerated vesting of Equity Awards in the event the named executive officer is terminated without cause or terminates his or her employment for good reason within twenty-four months of a change in control of the Company (i.e., double-trigger vesting).

  7.
  The Role of Peer Groups

    The Compensation Committee based its compensation decisions in 2011 on market data received in 2010 and early 2011. This compensation data was provided by the Compensation Committee's compensation consultant, Pearl Meyer. Pearl Meyer's data compared the compensation for the Company's named executive officers with that of individuals in similar positions at other organizations.

    The 2011 peer group consists of 17 companies in related industries with similar talent needs and similar size (revenues and enterprise value). Statistical analysis was not required to adjust the compensation data of the 2011 peer group to reflect the Company's size because the 2011 peer group was designed to reflect companies of similar size.

    The 2011 peer group consisted of the following companies:

Aegion Corporation*	Progressive Waste Solutions Ltd.*
Babcock & Wilcox Company*	Quanta Services, Inc.
CH2M Hill Companies, Ltd.*	Shaw Group Inc.
Clean Harbors, Inc.	Stericycle, Inc.
Dycom Industries Inc.	TetraTech Inc.
Foster Wheeler AG	Tutor Perini Corporation
Layne Christensen Company*	US Ecology, Inc.
MasTec Inc.*	USEC Inc.
Perma-Fix Environmental Services

    Changes from the 2010 peer group include the deletion of seven larger companies (Fluor Corp., Jacobs Engineering Group, Inc., McDermott International Inc., Northrop Grumman Corp., SAIC Inc., URS Corp. and Waste Management, Inc.) and the replacement of those companies with six peer companies that have company size more similar to the Company and business activities in more closely related industries (identified with an asterisk (*) in the list above).

    For 2011, the Compensation Committee targeted each executive officer's total target compensation to be between the 50th and 75th percentiles of the total target compensation for executive officers in comparable positions in the Company's peer group with variation within that range attributable to each executive officer's level of experience, responsibilities and expected future contributions to the Company's success. The Compensation Committee believes that targeting compensation levels between these percentiles is the appropriate baseline to enable it to attract and retain talented executives who are committed to improving the Company's performance, while also providing it with the flexibility to increase over time compensation levels to reward exceptional performance and extraordinary efforts in promoting the Company and its success.

  8.
  Stock Ownership Guidelines

    The Company does not currently have formal stock ownership guidelines for its executive officers because the Compensation Committee believes the Company's current incentive compensation arrangements provide the appropriate alignment of interests between executive officers and the Company's stockholders. The Compensation Committee will continue to review best practices and evaluate its position with respect to stock ownership guidelines.

  9.
  Tax and Accounting Considerations

    Tax Deductibility of Compensation Expense.    Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company can deduct in any one tax year for certain named executive officers, except for the Chief Financial Officer. Performance-based compensation that is awarded under a stockholder-approved plan is excluded from this limit. The Compensation Committee generally considers the deductibility of compensation paid to the named executive officers in setting executive compensation levels, but does not always restrict named executive compensation to amounts that are fully deductible under Section 162(m).

    The Compensation Committee believes that the 2011 annual performance-based cash compensation tied to Plan EBITDA performance measures and safety goals qualifies as performance-based compensation under Section 162(m). Because of the discretionary nature of the 2011 annual performance-based cash compensation tied to individual business objectives, the Compensation Committee believes this compensation is discretionary and as such is subject to the Section 162(m) deduction limitation. Stock option grants and performance share unit awards under the stockholder-approved 2007 Plan are similarly administered and are also believed to qualify as performance-based compensation exempt from the Section 162(m) deduction limitation.

    Accounting Considerations.    The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based cash compensation as expenses in the amounts paid, or to be paid, to the named executive officers. The accounting expense of Equity Awards to employees is calculated in accordance with FASB ASC Topic 718, Share-Based Payment. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

 Summary Compensation Table

The following table sets forth the compensation earned by the named executive officers in 2011, and the prior two fiscal years to the extent required under applicable SEC rules.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)	All Other Compensation ($)		Total ($)
Val J. Christensen	2011	750,000		—	2,024,960	797,778	1,135,035	—	20,250	(4)	4,728,023
President and Chief	2010	707,702		—	637,000	497,400	750,000	—	20,869		2,612,971
Executive Officer	2009	486,490		—	277,500	300,320	114,016	—	17,942		1,196,268
William R. Benz	2011	402,000		—	280,360	110,331	486,703	—	12,000	(6)	1,291,394
Executive Vice President	2010	27,831	(7)	—	55,500	—	80,400	—	—		163,731
and Chief Financial Officer(5)	2009
John A. Christian	2011	469,038		—	161,280	65,067	605,477	—	20,250	(9)	1,321,112
President, Long-Term	2010	404,808		250,000	253,322	127,089	340,00	—	20,967		1,396,186
Stewardship Group(8)	2009
Mark Morant	2011	472,627		—	328,920	130,134	458,713	41,287	224,863	(11)	1,656,544
President, Global	2010	406,801		37,891	301,333	62,875	340,000	104,345	18,711		1,271,956
Commercial Group(10)	2009
Alan Parker	2011	484,566		—	167,640	67,896	455,612	—	19,750	(12)	1,195,464
President,	2010	298,195		—	204,763	211,396	387,653	—	467,083		1,569,090
Government Group	2009	490,292		—	277,500	300,320	—	—	175,436		1,243,548

(1)
The amounts reported in this column reflect the grant date fair value, which is the number of shares granted multiplied by the closing stock price on the grant date, which is computed in accordance with FASB ASC Topic 718. See note 2 below.

(2)
The amounts reported in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Detailed information about the amount recognized for specific awards is reported in the table under "Outstanding Equity Awards at Fiscal Year-End" below. For a discussion of the assumptions and methodologies used to value the stock awards and option awards reported in this table, please see the discussion of stock awards and option awards contained in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" in the 2011 Annual Report.

(3)
Amounts in this column show amounts earned under our annual performance-based cash compensation program in the respective year and paid in the following year.

(4)
This amount reflects a car allowance of $12,000 and the Company's matching contributions to Mr. Christensen's account under its 401(k) Plan of $8,250.

(5)
Compensation for fiscal year 2009 is not reported for Mr. Benz because he was not a named executive officer during that time. Mr. Benz was appointed as the Company's Interim Chief Financial Officer effective September 17, 2010 and as the Company's Chief Financial Officer effective December 1, 2010.

(6)
This amount reflects a car allowance of $12,000.

(7)
This amount reflects the salary paid to Mr. Benz by the Company. This amount does not include $169,862 paid to Tatum, LLC during the period in which Mr. Benz served as the Company's Interim Chief Financial Officer.

(8)
Compensation for fiscal year 2009 is not reported for Mr. Christian because he was not a named executive officer during that time.

(9)
This amount reflects a car allowance of $12,000 and the Company's matching contributions to Mr. Christian's account under its 401(k) Plan of $8,250.

(10)
Compensation for fiscal year 2009 is not reported for Mr. Morant because he was not a named executive officer during that time. Amounts paid to Mr. Morant in sterling pounds have been converted to dollars based on the annual average sterling pound exchange rate for the applicable year.

(11)
This amount reflects a car allowance of $12,314, Company contributions to Mr. Morant's pension of $14,652, housing allowance of $87,308, relocation allowance of $100,000, airfare reimbursements for family member travel of $9,878 and miscellaneous payments of $711.

(12)
This amount reflects a car allowance of $12,000 and the Company's matching contributions to Mr. Parker's account under its 401(k) Plan of $7,750.

 Grants of Plan-Based Awards

The following table sets forth the plan-based awards made to the named executive officers during 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimate Future Payouts Under Equity Incentive Plan Awards (4)
									All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards Per Share ($/Sh)(5)
												Grant Date Fair Value of Stock and Option Awards ($)(6)
	Type of Award (1)
Name		Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Val J. Christensen	APBC	2/15/2011		750,000	1,275,000
	RS	2/15/2011							226,000			1,437,360
	SO	2/15/2011								282,000	6.36	797,778
	PSU	4/18/2011				2,825	113,000	226,000				587,600
William R. Benz	APBC	2/15/2011		321,600	546,720
	RS	2/15/2011							31,000			197,160
	SO	2/15/2011								39,000	6.36	110,331
	PSU	4/18/2011				400	16,000	32,000				83,200
John A. Christian	APBC	2/15/2011		380,000	646,000
	RS	2/15/2011							18,000			114,480
	SO	2/15/2011								23,000	6.36	65,067
	PSU	4/18/2011				225	9,000	18,000				46,800
Mark Morant	APBC	2/15/2011		380,000	646,000
	RS	2/15/2011							37,000			235,320
	SO	2/15/2011								46,000	6.36	130,134
	PSU	4/18/2011				450	18,000	36,000				93,600
Alan Parker	APBC	2/15/2011		387,653	659,010
	RS	2/15/2011							19,000			120,840
	SO	2/15/2011								24,000	6.36	67,896
	PSU	4/18/2011				225	9,000	18,000				46,800

(1)
Type of Award:

APBC	Annual Performance-Based Cash Incentive Compensation
RS	Time-Vested Restricted Stock
SO	Time-Vested Stock Option
PSU	Performance Share Unit
(2)
The grant date is the date on which the Compensation Committee adopted the Plan EBITDA targets that set the basis for the calculation of 70% of the 2011 annual performance-based cash incentive compensation awards or the date on which the Compensation Committee approved the awards, as applicable.

(3)
These columns show the potential amounts payable to our named executive officers pursuant to the 2011 annual performance-based cash incentive compensation awards if the target or maximum goals established for fiscal year 2011 by the Compensation Committee had been satisfied. For a discussion of these performance goals, see the section titled "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Design—The Role of Cash Compensation—Performance-Based Cash Incentive Compensation" above. The 2011 annual performance-based cash incentive compensation awards did not have a threshold award amount. The actual amounts paid to our named executive officers under our 2011 annual performance-based cash incentive compensation awards are shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."

(4)
These columns show the threshold, target and maximum number of shares of our common stock that may be earned by our named executive officers under the 2011 performance share unit awards if the three-year performance goal established by the Compensation Committee is satisfied. For a discussion of the 2011 performance share unit awards, see the section titled "Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Design—The Role of Equity Awards—Performance Share Units" above.

(5)
All options were granted at the closing market price on the date of grant.

(6)
The amounts reported in this column reflect the aggregate dollar amounts recognized for stock awards and option awards for fiscal year 2011 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the stock awards and option awards reported in this table, please see the discussion of stock awards and option awards contained in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" in the 2011 Annual Report.

Outstanding Equity Awards at Fiscal Year-End

The following tables present information regarding the outstanding Equity Awards held by each of the named executive officers as of December 31, 2011, including the vesting dates for the portions of these awards that had not vested as of that date.

Option Awards
Name	Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Val J. Christensen	11/14/2007		652,500	—	23.00	11/14/2012
	2/25/2009	(1)	80,000	80,000	5.55	2/25/2019
	3/12/2010	(2)	—	187,500	6.00	3/12/2020
	2/15/2011	(3)	—	282,000	6.36	2/15/2021
William R. Benz	2/15/2011	(3)	—	39,000	6.36	2/15/2021
John A. Christian	11/14/2007		150,000	—	23.00	11/14/2012
	2/25/2009	(1)	40,000	40,000	5.55	2/25/2019
	3/12/2010	(2)	—	43,750	6.00	3/12/2020
	4/5/2010	(2)	—	3,472	6.75	4/5/2020
	2/15/2011	(3)	—	23,000	6.36	2/15/2021
Mark Morant	11/14/2007		500,000	—	23.00	11/14/2012
	2/25/2009	(1)	65,000	65,000	5.55	2/25/2019
	3/12/2010	(2)	—	23,154	6.00	3/12/2020
	4/5/2010	(2)	—	457	6.75	4/5/2020
	2/15/2011	(3)	—	46,000	6.36	2/15/2021
Alan Parker	11/14/2007		435,000	—	23.00	11/14/2012
	2/25/2009	(1)	80,000	80,000	5.55	2/25/2019
	3/12/2010	(2)	—	59,383	6.00	3/12/2020
	2/15/2011	(3)	—	24,000	6.36	2/15/2021

(1)
The shares subject to these options vest in increments of 25% upon each of the first, second, third and fourth anniversaries of the grant date.

(2)
The shares subject to these options vest on the third anniversary of the grant date.

(3)
The shares subject to these options vest in increments of 33.33% upon each of the first, second and third anniversaries of the grant date.

Stock Awards
Name	Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Val J. Christensen	2/25/2009	(2)	25,000	77,250	—	—
	3/12/2010	(3)	31,250	96,563
	3/12/2010	(4)	20,834	64,377	—	—
	9/21/2010	(4)	33,334	103,002	—	—
	2/15/2011	(5)	—	—	113,000	349,170
	2/15/2011	(4)	226,000	698,340	—	—
William R. Benz	12/23/2010	(4)	6,667	20,601	—	—
	2/15/2011	(5)	—	—	16,000	49,440
	2/15/2011	(4)	31,000	95,790	—	—
John A. Christian	2/25/2009	(2)	15,000	46,350	—	—
	3/12/2010	(3)	7,292	22,532	—	—
	3/12/2010	(4)	4,862	15,024	—	—
	4/5/2010	(3)	579	1,789	—	—
	4/5/2010	(4)	386	1,193	—	—
	9/21/2010	(4)	20,102	62,115	—	—
	2/15/2011	(5)	—	—	9,000	27,810
	2/15/2011	(4)	18,000	55,620	—	—
Mark Morant	2/25/2009	(2)	25,000	77,250	—	—
	3/12/2010	(3)	3,859	11,924	—	—
	3/12/2010	(4)	2,573	7,951	—	—
	4/5/2010	(3)	76	235	—	—
	4/5/2010	(4)	51	158	—	—
	9/21/2010	(4)	32,315	99,853	—	—
	2/15/2011	(5)	—	—	18,000	55,620
	2/15/2011	(4)	37,000	114,330	—	—
Alan Parker	2/25/2009	(2)	25,000	77,250	—	—
	3/12/2010	(3)	9,897	30,582	—	—
	3/12/2010	(4)	6,598	20,388	—	—
	9/21/2010	(4)	10,942	33,811	—	—
	2/15/2011	(5)	—	—	9,000	27,810
	2/15/2011	(4)	19,000	58,710	—	—

(1)
Market value is calculated by multiplying $3.09, the closing market price of the Company's common stock on December 30, 2011, the last trading day of fiscal 2011, by the number of shares that have not vested.

(2)
These shares vest in increments of 25% upon each of the first, second, third and fourth anniversaries of the grant date.

(3)
These shares vest on the third anniversary of the grant date.

(4)
The shares subject to these options vest in increments of 33.33% upon each of the first, second and third anniversaries of the grant date.

(5)
These performance share units will vest, if certain performance-based criteria are met, on the third anniversary of the grant date.

Option Exercises and Stock Vested

The following table includes information, on an aggregate basis, with respect to the exercise of stock options and the vesting of restricted stock for our named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Val J. Christensen	—	—	39,582	195,827
William R. Benz	—	—	3,333	10,632
John A. Christian	—	—	20,174	94,527
Mark Morant	—	—	29,968	139,662
Alan Parker	—	—	21,269	119,649

(1)
Amounts shown in this column are calculated by multiplying the closing sales price per share of our common stock on the vesting date, by the number of shares acquired on vesting.

Pension Benefits

Mr. Morant is the Company's only named executive officer who participated in a defined benefit pension plan during the year ended December 31, 2011. Mr. Morant received this benefit until February 16, 2011, when he relocated to the U.S. Mr. Morant received this benefit based on his service at BNFL Group. The Company acquired BNFL Group's U.S. nuclear clean-up division, BNG America, in 2006 and maintains the BNFL Group plan for the benefit of its U.K. employees.

The following table sets forth certain information with respect to the accrued pension plan benefits under the BNFL Group Pension Scheme for Mr. Morant for the year ended December 31, 2011:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Mark Morant(2)	BNFL Group Pension Scheme	6.7	734,215	(3)	0

(1)
This amount represents the present value of the accumulated benefit as of December 31, 2011, computed with the same actuarial assumptions as those used for the Company's 2011 audited consolidated financial statements and assuming Mr. Morant retires at age 60, which is the earliest age when participants may retire without any benefit reduction due to age. See Note 19 to our audited consolidated financial statements included in the 2011 Annual Report for a more detailed discussion of these assumptions.

(2)
Mr. Morant ceased to be an active member of the pension scheme effective February 2011 upon his relocation to the U.S. Mr. Morant does, however, retain the benefits he accrued up until that date as a deferred pensioner of the scheme. The pension scheme provides Mr. Morant with a monthly pension benefit following his separation for services at or after attaining age 60 or reduced pension following his separation from service prior to age 60. Subject to certain offsets, the normal retirement benefit under the plan is an annuity that will provide an annual payment to Mr. Morant equal to 1/80 times his pensionable final earnings for every year of pensionable service. In addition, at the normal pension retirement age of 60 years old, Mr. Morant will receive a lump payment calculated as 3/80 times his pensionable final earnings. Previously, as an active member of the pension scheme, the scheme also provided Mr. Morant's designated beneficiary with a lump sum death benefit should he die while still employed by the Company equal to two and one half times his pensionable final earnings. Mr. Morant is no longer entitled to this benefit as he is no longer an active member of the scheme.

(3)
Converted from sterling pounds based on the annual average sterling pound exchange rate for 2011.

Nonqualified Deferred Compensation

Except as described under "Pension Benefits" above, in the year ended December 31, 2011, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

 Potential Payments upon Termination or Change in Control

The following table discloses potential payments and benefits under our compensation and benefit plans and other employment arrangements to which our named executive officers would be entitled upon certain events, including a termination of their employment or change of control, assuming the termination of employment or change of control occurred on December 31, 2011.

									Following a Change of Control
	Termination By Company Without Cause or By Executive for Good Reason ($)(1)		Upon a Change of Control ($)(1)		Disability ($)(1)		Death ($)(1)		Termination By Company Without Cause or By Executive for Good Reason ($)(1)		Disability ($)(1)		Death ($)(1)
Val J. Christensen
Cash Payments	4,135,035	(2)	—		1,135,035	(3)	1,135,035	(3)	3,750,000	(4)	750,000	(5)	750,000	(5)
Accelerated Equity Awards	—		1,388,702	(6)	1,388,702	(7)	1,388,702	(7)	—		1,388,702	(7)	1,388,702	(7)
COBRA and Outplacement	241,518	(8)	—		61,518	(9)	—		241,518	(8)	61,518	(9)	—
William R. Benz
Cash Payments	1,572,103	(10)	—		486,703	(11)	486,703	(11)	1,407,000	(12)	321,600	(13)	321,600	(13)
Accelerated Equity Awards	—		165,831	(6)	165,831	(7)	165,831	(7)	—		165,831	(7)	165,831	(7)
COBRA and Outplacement	216,097	(14)	—		36,097	(15)	—		216,097	(14)	36,097	(15)	—
John A. Christian
Cash Payments	1,887,978	(10)	—		605,477	(11)	605,477	(11)	1,662,501	(12)	380,000	(13)	380,000	(13)
Accelerated Equity Awards	—		232,433	(6)	232,433	(7)	232,433	(7)	—		232,433	(7)	232,433	(7)
COBRA and Outplacement	228,459	(14)	—		48,459	(15)	—		228,459	(14)	48,459	(15)	—
Mark Morant
Cash Payments	1,741,214	(10)	—		458,713	(11)	1,576,873	(16)	1,662,501	(12)	380,000	(13)	1,498,161	(17)
Accelerated Equity Awards	—		367,314	(6)	367,314	(7)	367,314	(7)	—		367,314	(7)	367,314	(7)
COBRA and Outplacement	228,461	(14)	—		48,461	(15)	—		228,461	(14)	48,461	(15)	—
Alan Parker
Cash Payments	1,763,940	(10)	—		455,612	(11)	455,612	(11)	1,695,981	(12)	387,653	(13)	387,653	(13)
Accelerated Equity Awards	—		248,547	(6)	248,547	(7)	248,547	(7)	—		248,547	(7)	248,547	(7)
COBRA and Outplacement	216,338	(14)	—		36,338	(15)	—		216,338	(14)	36,338	(15)	—

(1)
Such amounts to be reduced by applicable taxes and withholdings. Further, the amounts shown in the table above do not include any payments or benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon a termination of employment. These include (i) accrued salary and, if applicable, accrued and unused vacation time, and (ii) distributions of plan balances under our 401(k) Plan.

(2)
This amount represents (i) the actual bonus Mr. Christensen earned through December 31, 2011, the assumed date of termination, and (ii) severance pay consisting of Mr. Christensen's base salary plus his target bonus for 2011, payable for 24 months.

(3)
This amount represents the actual bonus Mr. Christensen earned through December 31, 2011, the assumed date of termination.

(4)
This amount represents (i) Mr. Christensen's target bonus for 2011, and (ii) severance pay consisting of Mr. Christensen's base salary plus his target bonus for 2011, payable for 24 months.

(5)
This amount represents Mr. Christensen's target bonus for 2011.

(6)
This amount represents the value of the full acceleration of vesting of all then-unvested (i) shares of restricted stock, (ii) performance share units, and (iii) shares subject to the options granted to the executive, based upon the closing market price of the Company's common stock on December 30, 2011, the last trading day of fiscal 2011, of $3.09.

(7)
This amount represents the value of the full acceleration of vesting of all then-unvested (i) shares of restricted stock, and (ii) performance share units granted to the executive based upon the closing market price of the Company's common stock on December 30, 2011, the last trading day of fiscal 2011, of $3.09.

(8)
This amount represents (i) the continuation of standard health and welfare benefits for two years, and (ii) the provision of professional outplacement services for one year.

(9)
This amount represents the continuation of standard health and welfare benefits for two years.

(10)
This amount represents (i) the actual bonus the executive earned through December 31, 2011, the assumed date of termination, and (ii) severance pay consisting of the executive's base salary plus his target bonus for 2011, payable for 18 months.

(11)
This amount represents the actual bonus the executive earned through December 31, 2011, the assumed date of termination.

(12)
This amount represents (i) the executive's target bonus for 2011, and (ii) severance pay consisting of the executive's base salary plus his target bonus for 2011, payable for 18 months.

(13)
This amount represents the executive's target bonus for 2011.

(14)
This amount represents (i) the continuation of standard health and welfare benefits for eighteen months, and (ii) the provision of professional outplacement services for one year.

(15)
This amount represents the continuation of standard health and welfare benefits for eighteen months.

(16)
This amount represents (i) the actual bonus Mr. Morant earned through December 31, 2011, the assumed date of termination, and (ii) the death benefit payable to Mr. Morant's beneficiary under the BNFL Group Pension Scheme.

(17)
This amount represents (i) Mr. Morant's target bonus for 2011, and (ii) the death benefit payable to Mr. Morant's beneficiary under the BNFL Group Pension Scheme.

Executive Severance Agreements

On November 4, 2011, the Compensation Committee approved executive severance agreements (the "Executive Severance Agreements") for each of the named executive officers. The Executive Severance Agreement superseded and replaced to the extent applicable the terms of each named executive officer's employment agreement that was then in effect, if any, or in the case of Mr. Morant, his position assignment letter, with respect to severance and change in control payments.

Each Executive Severance Agreement provides that if an executive officer's employment is terminated (i) by the Company without "cause" or by the executive officer for "good reason," within two years of a "change in control," or (ii) by the Company without "cause" or by the executive officer for "good reason," then the executive officer shall be entitled to the following severance payments and benefits:

  •
  all accrued obligations, including all earned or accrued and unpaid base salary, expense reimbursements and other benefits due to the named executive officer under any Company-provided plan, program or arrangement;

  •
  a pro-rata payment of the named executive officer's (i) target bonus amount if the termination follows a "change in control", or (ii) actual bonus amount if the termination does not follow a "change in control," in each case payable under the Company's Annual Incentive Plan for the then-current year;

  •
  severance pay equal to the named executive officer's then current monthly base salary plus the then current target bonus, payable in accordance with the Company's regular pay schedule, for 18 months from the date of termination (24 months from the date of the termination in the case of Mr. Christensen);

  •
  continuation of standard health and welfare benefits, until the earliest of (i) the expiration of the period for which the named executive officer receives severance pay, (ii) the date the named executive officer has commenced new employment and has thereby become eligible for comparable benefits, or (iii) in the case of permanent disability, 18 months (24 months in the case of Mr. Christensen); and

  •
  professional outplacement services for up to one year following the date of termination.

In the event the named executive officer's employment is terminated by reason of the named executive officer's permanent disability, the named executive officer shall be entitled to receive the same benefits above, except for severance pay and professional outplacement services. In the event the named executive officer's employment is terminated by reason of the named executive officer's death, the named executive officer's heirs, executors, administrators or other legal representatives shall be entitled to receive all accrued obligations and the named executive officer's pro-rata bonus. If the named executive officer's employment is terminated by the Company for "cause" or if the named executive officer voluntarily terminates his employment, the named executive officer shall only be entitled to receive payment of all accrued obligations.

In addition to the severance payments and benefits described above, Mr. Morant's Executive Severance Agreement entitles him to receive reimbursement for the cost of relocating back to the United Kingdom in the event he and/or his family relocate within two years following the termination of his employment.

In the event the total severance benefits due to a named executive officer on account of a "change in control" (including the severance payments under the Executive Severance Agreement, any accelerated vesting of equity awards and all other payments under existing arrangements and agreements between the Company and the named executive officer) would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, then the severance payments to be paid to a named executive officer under the Executive Severance Agreement shall be either (i) the full amount of such payments as set forth in the Executive Severance Agreements, or (ii) a portion of the severance payments such that the total severance benefit due to the named executive officer is equal to 299% of the named executive officer's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code, based on which of the two alternatives would result in the greater net-after-tax benefit to the named executive officer.

A named executive officer's receipt of severance payments or benefits pursuant to an Executive Severance Agreement is subject to the named executive officer signing and complying with a general release agreement that contains a general release of claims against the Company and non-solicit, non-disparagement, non-compete and non-disclosure provisions.

Each Executive Severance Agreement has an initial term lasting until December 31, 2014 and automatically extends for successive one-year periods, unless the Company provides one-year written notice to the named executive officer that the term of the Executive Severance Agreement will not be extended. Further, an Executive Severance Agreement may not be terminated for at least two years following a "change in control."

The terms "cause," "change in control" and "good reason" are defined the same in each agreement and can be reviewed in the form of Executive Severance Agreement filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Equity Award Agreements

The terms of equity awards made to the named executive officers under the 2007 Plan granted prior to 2012 provide for accelerated vesting of all unvested stock options, restricted stock and performance share units in the event of a "change of control" (i.e., single-trigger vesting). In March 2012, the Compensation Committee determined that beginning in 2012, all equity awards granted to the named executive officers would provide for accelerated vesting of equity awards in the event the named executive officer is terminated without "cause" or voluntary terminates his or her employment for "good reason" within twenty-four months of a "change of control" of the Company (i.e., double-trigger vesting). The terms "cause," "change of control" and "good reason" are defined in the equity award agreements.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2012, regarding the beneficial ownership of our common stock by (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each entity or person known by us to be the beneficial owner of more than five percent of our common stock. Beneficial ownership is determined under the rules of the SEC and generally includes sole or shared voting or investment power with respect to securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. The applicable percentage of beneficial ownership is based on 89,178,664 shares of common stock outstanding as of March 31, 2012, which includes unvested restricted shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2012 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent
Executive Officers and Directors
Val. J. Christensen	1,026,627		1.2%
William R. Benz	22,983		*
John A. Christian	243,113	(2)	*
Mark Morant	683,948	(3)	*
Alan Parker	620,388		*
J. Barnie Beasley, Jr.	50,635		*
Pascal Colombani	34,079		*
J.I. "Chip" Everest, II	767,924	(4)	*
David J. Lockwood	6,302,701	(5)	7.1%
Steven R. Rogel	41,921		*
Clare Spottiswoode	34,079		*
Robert A. Whitman	31,425		*
David B. Winder	67,999		*
All executive officers and directors as a group
(14 persons)	9,939,488	(6)	11.2%
5% Stockholders
Brown Brothers Harriman & Co.	7,542,703	(7)	8.5%
ClearBridge Advisors, LLC	5,015,689	(8)	5.6%
Samana Capital, L.P.	6,751,327	(9)	7.6%
ValueAct Capital SmallCap Master Fund, L.P.	6,302,701	(5)	7.1%

*
Less than one percent (1%) of the outstanding shares of our common stock.

(1)
Except as otherwise noted, the address of each person listed in the table is c/o EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

(2)
Includes 193 shares of unvested restricted stock that will vest within 60 days of March 31, 2012.

(3)
Includes 25 shares of unvested restricted stock that will vest within 60 days of March 31, 2012.

(4)
Includes 194,440 shares held by Everest Family Trust, 500,000 shares held by Jean I. Everest, II and Gayle N. Everest Descendants Trust and 39,757 shares collectively held in trusts for each of Mr. Everest's three children.

(5)
Based on information contained in a Form 4 filed with the SEC on December 5, 2011. Includes (i) 36,449 shares held by David Lockwood, and (ii) 6,266,252 shares held directly by ValueAct SmallCap Master Fund, L.P.

Under an agreement with ValueAct SmallCap Master Fund, L.P., David Lockwood is deemed to hold the 36,449 shares for the benefit of ValueAct SmallCap Master Fund, L.P. and indirectly for (i) VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P., (ii) ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P. and (iii) ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P.

The 6,266,252 shares held directly by ValueAct SmallCap Master Fund, L.P. may be deemed to be beneficially owned by (i) VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P., (ii) ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P. and (iii) ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC and ValueAct SmallCap Management, LLC. These entities and David Lockwood disclaim beneficial ownership of the 6,302,701 shares except to the extent of their pecuniary interest therein. The address of ValueAct Capital is 435 Pacific Avenue, 4th Floor, San Francisco, California 94133.

(6)
Includes 5,218 shares of unvested restricted stock that vest and 6,666 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2012.

(7)
Based on information contained in a Schedule 13D/A filed with the SEC on February 3, 2012. Represents shares held directly by 1818 Master Partners, Ltd. on behalf of investors in 1818 Partners, L.P. Brown Brothers Harriman & Co. holds all the voting interests in and directs the management of 1818 Master Partners Ltd. and Richard H. Witmer and Timothy E. Hartch, by virtue of a resolution adopted by Brown Brothers Harriman & Co., have voting and investment power with respect to all investments of 1818 Master Partners, Ltd. As such, each of Brown Brothers Harriman & Co., Richard H. Witmer and Timothy E. Hartch may be deemed to be the beneficial owner of the shares held by 1818 Master Partners, Ltd. The business mailing address for each of Brown Brothers Harriman & Co., 1818 Master Partners, Ltd., Richard H. Witmer and Timothy E. Hartch is 140 Broadway, New York, New York 10005.

(8)
Based on information contained in a Schedule 13D/A filed with the SEC on February 14, 2012. The business mailing address for ClearBridge Advisors, LLC is 620 8th Avenue, New York, New York 10018.

(9)
Based on information contained in a Schedule 13D/A filed with the SEC on February 14, 2012. Represents shares held directly by Samana Capital, L.P. Morton Holdings, Inc. is the general partner of Samana Capital, L.P. Each of Morton Holdings, Inc. and Philip B. Korsant may be deemed to beneficial owns the shares held by Samana Capital, L.P. as a result of the direct or indirect power to vote or dispose of such stock. The business mailing address for each of Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korsant is 35 Ocean Drive, Suite 142, Key Largo, Florida 33037.

 Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2011, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans (#)(1)
Equity compensation plans approved by stockholders	7,528,486	15.99	2,911,514
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	7,528,486	15.99	2,911,514

(1)
These shares are all authorized under the Company's 2007 Plan and are available for the grant of future options, restricted stock awards, stock appreciation rights, performance-based stock awards and other stock awards. The Company currently has no equity compensation plans other than the 2007 Plan, which was approved by the Company's stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Other than as set forth below, we believe all filings required to be made by reporting persons during 2011 were timely made in accordance with the requirements of the Exchange Act.

  •
  A report on Form 4 reporting one transaction for Brett Hickman, our former Executive Vice President, Chief Administrative Officer and General Counsel, was filed on March 17, 2011 that should have been filed by March 16, 2011.

  •
  Reports on Form 4 reporting one transaction for each of Pascal Colombani, J.I. "Chip" Everest, II and Clare Spottiswoode were filed on July 15, 2011 that should have been filed by July 6, 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Party Transactions

Our Audit Committee reviews and approves or ratifies all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants (other than compensation transactions approved by the Compensation Committee). Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction with us.

In the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider the nature of the related person's interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of transaction; the importance of the transaction to the related person; the importance of the transaction to us; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review is not permitted to participate in the deliberations or vote with respect to approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

The policies and procedures for review, approval or ratification of related party transactions are set forth in the Audit Committee Charter.

Related Party Transactions

Clare Spottiswoode, a member of the Company's Board of Directors, has served as Chair of EnergySolutions EU Limited, a wholly-owned subsidiary of the Company based in the United Kingdom, since January 2010. Pursuant to her Letter of Appointment, dated as of December 18, 2009, Ms. Spottiswoode is paid an annual fee of £150,000 for her service as Chair. Ms. Spottiswoode's service as Chair was approved by the Audit Committee in accordance with the procedures cited above.

 ADDITIONAL INFORMATION

Stockholder Proposals and Director Nominations for the 2013 Annual Meeting of Stockholders

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2013 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at our principal executive offices, which are located at 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, no later than December 15, 2012.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in Section 1 of Article II of our Bylaws, in order for a nomination of persons for election to the Board or a proposal of business to be property brought before the 2013 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to the Board or a proposal of business for the 2013 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary at our principal executive offices not less than 120 nor more than 150 days prior to the first anniversary of the date this Proxy Statement was released to stockholders in connection with the 2012 Annual Meeting. Thus, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2013 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than November 14, 2012 and no later than December 14, 2012. However, if the 2013 Annual Meeting of Stockholders is to be held on a date that is more than 30 days before or more than 60 days after May 23, 2013 (the first anniversary of the 2012 Annual Meeting), then such notice must be received no earlier than the 150th day and not later than the 120th day prior to the date of the 2013 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting of Stockholders is first made by the Company. These requirements are separate from the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement. Any notices should be sent to: Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate. Further, the Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of EnergySolutions stock, your broker, bank or other nominee may only deliver one copy of a notice containing voting instructions or, if a hard copy has been requested, this Proxy Statement and our 2011 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate notice or copy of this Proxy Statement and our 2011 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of a notice or proxy statement and annual report, now or in the future, should submit this request by writing to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101 or by sending an e-mail to ir@energysolutions.com. Beneficial owners sharing an address who are receiving multiple copies of notices or proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of this Proxy Statement has been filed with the SEC. You may read and copy this Proxy Statement at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Proxy Statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including EnergySolutions, Inc., that file electronically with the SEC. The address of the SEC's Internet website is www.sec.gov.

Availability of Annual Report on Form 10-K

The Company's 2011 Annual Report accompanies the proxy solicitation materials. A copy of the Company's 2011 Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting the Company's website www.energysolutions.com or upon written request to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, or by calling (801) 649-2000.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000139432_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Rogel 02 J. Barnie Beasley, Jr. 03 Val J. Christensen 04 Pascal Colombani 05 J.I. "Chip" Everest, II 06 David J. Lockwood 07 Clare Spottiswoode 08 Robert A. Whitman 09 David B. Winder ENERGYSOLUTIONS, INC. 423 WEST 300 SOUTH SUITE 200 SALT LAKE CITY, UT 84101 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by EnergySolutions in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. 3 Advisory approval of the compensation of the Company's named executive officers. NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000139432_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10-K Wrap is/are available at www.proxyvote.com . ENERGYSOLUTIONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 23, 2012 The stockholder(s) hereby appoint(s) Val J. Christensen and David G. Angerbauer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EnergySolutions, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 P.M. Central Time, on May 23, 2012, at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side